Exhibit 99.1
EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION - Unaudited
Fourth Quarter 2010

OVERVIEW:	Section I
Earnings Release	1.1
Overview	1.4

FINANCIAL STATEMENTS:	Section II
Consolidated Balance Sheets	2.1
Consolidated Statements of Operations	2.2
Consolidated Statements of Funds From Operations (FFO)	2.3
Reconciliations of Net Loss to FFO	2.4
Other Financial Metrics	2.5
Calculation of Per Share Amounts	2.6

DIRECT OWNED:	Section III
Operating Properties	3.1
Land	3.2
Under Development Portfolio and Development Starts	3.3
Investing Activity	3.4

INVESTMENT MANAGEMENT:	Section IV
ProLogis’ Investments in Unconsolidated Investees	4.1
Operating Portfolio of Property Funds	4.2
Summarized Financial Information of Property Funds	4.3
Investing and Financing Activity	4.5

OPERATING STATISTICS:	Section V
Direct Owned Leasing and Capital Expenditures	5.1
Investment Management Leasing and Capital Expenditures	5.2
Same Store Analysis and Top Customers	5.3
Major Logistics Corridors Buildings	5.4

DEBT:	Section VI
ProLogis Debt Summary	6.1
ProLogis Debt and Equity	6.2
Property Fund Debt Summary	6.3
ProLogis Debt Covenant Ratios	6.4

NET ASSET VALUE:	Section VII
Components of Net Asset Value for ProLogis and related notes	7.1

NOTES AND DEFINITIONS:
Notes to Supplemental Information	Appendix A
Definitions	Appendix B
Executive Office Address • 4545 Airport Way • Denver, CO 80239 • +1 (303) 567-5000

Fourth Quarter 2010
PROLOGIS REPORTS FOURTH QUARTER/YEAR-END 2010 RESULTS
– Full-Year Core FFO Exceeds Previous Guidance –
– Strong Leasing Activity at Year End –
– Total Industrial Portfolio 91 Percent Leased –
– Company Provides 2011 Guidance –
Denver, Colo. — February 3, 2011 — ProLogis (NYSE: PLD), the leading global provider of distribution facilities, today reported funds from operations as defined by ProLogis (FFO), excluding items that affect comparability, of $0.76 per diluted share in 2010, $0.57 of which was from core operations, which excludes gains on disposition of real estate, net of taxes. For 2009, the company reported FFO, excluding items that affect comparability, of $1.41 per diluted share, which included $0.85 from core operations. FFO, including significant non-cash items, was negative $2.24 for 2010, compared with $0.34 for 2009.
For the fourth quarter of 2010, FFO, excluding items that affect comparability, was $0.25 per diluted share, $0.18 of which was from core operations. For the fourth quarter of 2009, FFO, excluding items that affect comparability, was $0.23 per share, which included $0.16 from core operations.
The company reported a net loss of $2.64 per diluted share for the full year ended December 31, 2010, compared with a net loss of $0.01 per diluted share for the same period in 2009. For the fourth quarter of 2010, the company reported a net loss per diluted share of $2.17, compared with a net loss of $0.86 in the same period of 2009. The negative FFO, including significant non-cash items, and net loss for both the quarter and year were due principally to a write down of goodwill, as well as impairment charges and loss on early extinguishment of debt, which were in line with the expected amounts communicated in December 2010.
Industrial Fundamentals Continue to Improve
“During the fourth quarter, leasing velocity in our portfolio increased more than 25 percent over the third quarter, and the overall U.S. market experienced its third straight quarter of positive gross absorption — 17 million square feet. We continued to see good demand for build-to-suits and started $155 million of new development that was 95 percent preleased — demonstrating that many markets no longer have the high-quality space available that customers require,” said Walter C. Rakowich, chief executive officer. For the full year, the company started 19 buildings, totaling over $656 million of expected investment, with 17 of those buildings build-to-suit or substantially pre-leased.
“This combination of demand for new space and good leasing activity gives us confidence that the industrial recovery is taking hold. While we believe the market has turned the corner, we also appreciate that challenges remain. We expect same store rental growth to continue to be negative in 2011 as the majority of the leases turning over will be rolling off of the high point of the cycle in 2006 and 2007. However, we remain optimistic that the recovery we began to see in the latter half of 2010 could intensify, if consumers remain confident and inventory rebuilding continues,” added Rakowich.
The company’s total industrial operating portfolio (including completed development and the investment management portfolio) was 91.0 percent leased at the end of the quarter, up more than 100 basis points from 89.9 percent at September 30, 2010. Total leasing activity in the fourth quarter was 34.5 million square feet, bringing the full year number to over 119 million square feet, close to the 2008 peak of 121 million square feet. Leasing in the company’s static completed development portfolio ended the year at 79.7 percent, up 560 basis points from September 30, 2010. Because this pool of properties is substantially leased, beginning in the fourth quarter, the completed development portfolio has been consolidated into the direct owned portfolio, as it is ProLogis’ intent to own the vast majority of these assets long term. Customer retention in both the direct owned and investment management portfolios during the quarter was more than 87 percent. In the company’s total same-store portfolio, rental rates on turnovers declined 10.5 percent, compared with an 8.5 percent decline in the third quarter of 2010. Same-store occupancy increased for the third straight quarter, up 2.1 percent, while same store net operating income was down slightly, a negative 0.45 percent.
Completed $1.5 Billion in Dispositions and Contributions
In 2010, the company generated more than $1.75 billion in net proceeds through a combination of $1.25 billion of asset sales to third parties and $500 million of contributions to property funds and joint ventures. The third-party asset sales were consistent
Section I — Overview
Page 1.1

Fourth Quarter 2010
with the company’s stated goal to sell assets in non-strategic markets and redeploy the proceeds into new development in major global markets, thereby further diversifying and improving the quality of its direct owned portfolio. The majority of the assets sold to third parties were older and smaller than the characteristics of the company’s remaining direct owned portfolio. Additionally, in December, the company announced its intent to sell certain retail, mixed-use and ground lease assets to affiliates of TPG in the first quarter of 2011. Proceeds will be used to pay down the company’s line of credit and to fund new development.
“As market conditions have improved, we have continued to experience strong institutional demand for quality properties, allowing us to exceed our initial expectation of $1.3 to $1.5 billion of gross disposition proceeds,” said Michael S. Curless, managing director of global investments. “We believe we will have further opportunities to prune our portfolio as we focus on strengthening our position in major global logistics corridors, although we do not anticipate portfolio sales in 2011 of the same magnitude as those completed in 2010.”
“During 2010, we took great strides toward the goal of enhancing our direct owned portfolio by retaining new development on our balance sheet and disposing of non-strategic and non-core assets. These actions, coupled with the strengthening of our balance sheet, will allow us to focus our efforts on our core strengths — managing and developing industrial assets in the major logistics corridors around the world,” Rakowich concluded.
Strategic Financial Initiatives Achieved
“As we ended the year, we were pleased with the improved financial and operating positions we achieved in 2010,” stated William E. Sullivan, chief financial officer. “Through debt offerings early in the year, as well as asset sales and our equity raise later in the year, we were able to successfully tender for, or buy back in the open market, $3.0 billion of original principal amount of debt, to end the year with direct debt of $6.5 billion — down from $8.0 billion at the end of 2009. We have less than $200 million in direct debt maturities in 2011, and we intend to extend our global line of credit into 2014. Our improved financial position, coupled with the strength we saw in operating fundamentals as the year drew to a close, allowed us to exceed the top end of our expected core FFO guidance range.”
For the fourth quarter, total charges of $1.42 billion added back to arrive at core FFO included $368 million of non-cash goodwill impairments, as a result of the company’s year-end review. The remaining $1.06 billion is consistent with the range of $995 million to $1.06 billion that the company pre-announced in December 2010. The $1.06 billion includes $157 million of cash charges and $893 million of non-cash charges.
Guidance for 2011
ProLogis established full-year 2011 core FFO guidance of $0.62 to $0.66 per diluted share, and $0.64 to $0.70 per diluted share including gains on dispositions. Net loss for 2011 is expected to be $0.15 to $0.20 per diluted share, primarily due to depreciation and amortization.
For 2011, the primary drivers supporting this guidance include:
•	A 150 — 200 basis point increase in total operating portfolio leasing, compared with year-end 2010 (p 1.5);

•	Same-store net operating income growth of 1 — 3 percent;

•	Development starts of $800 million — $1 billion;

•	Land monetization of $400 — $450 million, with approximately $200 million related to third-party sales, and $200 — $250 million monetized through development activity;

•	Building dispositions and contributions of $650 — $750 million, including the planned sale of Catellus retail and mixed-use assets for $505 million, third-party sales and fund/JV contributions;

•	Share of FFO from property funds and other unconsolidated investees of $170 — $180 million;

•	Management fees from property funds of $110 — $120 million; and

•	A 4 percent reduction in gross G&A expense. Amounts reported as rental and Investment Management expenses are expected to be in line with 2010 levels, while capitalized G&A is expected to increase by 15 percent due to greater development activity (Notes 9, Section II, Appendix A).
Section I — Overview
Page 1.2

Fourth Quarter 2010
Webcast and Conference Call Information
The company will host a webcast/conference call to discuss quarterly results, current market conditions and future outlook on Thursday, February 3, 2011, at 9:00 a.m. Eastern Time. Interested parties are encouraged to access the live webcast by clicking the microphone icon located near the top of the opening page at http://ir.prologis.com. Interested parties also can participate via conference call by dialing (866) 305-2304 domestically or (660) 422-4873 internationally.
Replay Information
A replay of the conference call will be posted when available. The replay will be available until midnight Eastern Time on Thursday, February 17, 2011, and can be accessed by dialing (800) 642-1687 domestically or (706) 645-9291 internationally and entering passcode 39854407. A transcript of the call and the webcast replay, including a podcast format, will be posted when available in the “Financial Information” section of the ProLogis Investor Relations website.
About ProLogis
ProLogis is the leading global provider of distribution facilities, with more than 435 million square feet of industrial space owned and managed (40 million square meters) in markets across North America, Europe and Asia. The company leases its industrial facilities to more than 3,800 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. For additional information about the company, go to www.prologis.com.
Follow ProLogis on Twitter: http://twitter.com/ProLogis
The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed in reports filed with the Securities and Exchange Commission by ProLogis under the heading “Risk Factors.” ProLogis undertakes no duty to update any forward-looking statements appearing in this press release.

Investor Relations	Media	Financial Media
Melissa Marsden	Krista Shepard	Suzanne Dawson
303-567-5622	303-567-5907	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	kshepard@prologis.com	212-329-1420
sdawson@lakpr.com
Section I — Overview
Page 1.3

Fourth Quarter 2010
Overview

(in thousands, except per share amounts)
 Summary of Results
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues (page 2.2)	$242,717	$219,185	$909,155	$1,054,635

Net loss attributable to common shares (page 2.2)	$(1,166,589)	$(408,459)	$(1,295,920)	$(2,650)

FFO, including significant non-cash items (page 2.3)	$(1,280,195)	$(305,761)	$(1,101,184)	$138,885
Adjustments (page 2.4)	1,263,221	368,586	1,286,995	328,903

FFO, excluding significant non-cash items (page 2.4)	(16,974)	62,825	185,811	467,788
Adjustments (page 2.4)	157,207	46,707	195,578	102,620

FFO, excluding items that affect comparability including gains net of taxes (page 2.4)	140,233	109,532	381,389	570,408
Gains net of taxes (page 2.4)	(40,853)	(35,515)	(100,003)	(225,358)

Core FFO (page 2.4)	$99,380	$74,017	$281,386	$345,050

Per share - Diluted:
Net loss attributable to common shares	$(2.17)	$(0.86)	$(2.64)	$(0.01)
FFO, including significant non-cash items	$(2.38)	$(0.65)	$(2.24)	$0.34
FFO, excluding significant non-cash items	$(0.03)	$0.13	$0.37	$1.15
FFO, excluding items that affect comparability, including gains net of taxes	$0.25	$0.23	$0.76	$1.41
Core FFO	$0.18	$0.16	$0.57	$0.85

Assets Owned and Under Management
	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
Direct owned - investment balance:
Industrial properties (4):
Core (page 3.1)	$10,714,799	$11,631,894	$11,550,086	$11,503,087	$11,547,934
Properties under development (page 3.3)	365,362	276,397	199,434	194,226	191,127
Land (page 3.2)(3)(a)	1,533,611	2,385,076	2,286,385	2,392,147	2,573,506
Retail and mixed use properties (a)	-	272,885	271,961	271,735	271,607
Other real estate investments (a)	265,869	566,571	612,569	600,025	594,995

Total - direct owned	12,879,641	15,132,823	14,920,435	14,961,220	15,179,169

Investment management - investment balance (b):
Industrial properties:
Property funds (page 4.2)	17,540,217	18,811,641	17,958,090	18,660,979	19,468,889
Other unconsolidated investees	987,716	951,208	623,858	618,671	444,985

Total - investment management	18,527,933	19,762,849	18,581,948	19,279,650	19,913,874

Total assets owned and under management	$31,407,574	$34,895,672	$33,502,383	$34,240,870	$35,093,043

(a)	As of December 31, 2010, we have reclassified certain retail and mixed-use operating properties, land and land subject to ground leases to Assets Held for Sale. The remaining office building and land subject to ground leases at December 31, 2010 are included in Other Real Estate Investments for all periods presented. See note 2 to Section II in Appendix A.

(b)	Amounts represent the entity’s investment balance in the property, not our proportionate share, and only include entities in which we have an investment.
See numbered note references in Appendix A, and Appendix B for definitions that are used throughout this report.
Section I - Overview
Page 1.4

Fourth Quarter 2010
Overview - continued

(in thousands, except percentages)
 Summary of Portfolio

				December 31, 2010	September 30, 2010
Square feet owned and under management:
Direct Owned:
Industrial properties:
Core (page 3.1)				168,547	192,142
Properties under development (page 3.3)				4,858	4,347
Retail and mixed use properties (a)				-	1,150
Investment management - industrial properties:
Property funds (page 4.2)				252,129	269,108
Other unconsolidated investees				12,883	12,975

Total square feet owned and under management				438,417	479,722

		As of December 31, 2010
		Core	Under Development	Investment Mgmt.	Total
Square feet by continent:
North America		138,428	986	156,520	295,934
Europe		22,882	1,619	104,819	129,320
Asia		7,237	2,253	3,673	13,163

Total square feet owned and under management		168,547	4,858	265,012	438,417

Leasing Information

	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Leased %

Direct owned operating portfolio (page 3.1)	87.57%	85.99%	84.84%	83.74%	82.70%

Investment management- industrial properties:
Property funds (page 4.2)	93.37%	92.72%	93.08%	93.04%	93.54%
Other unconsolidated investees	88.95%	89.53%	90.62%	91.58%	94.47%

Investment management portfolio	93.16%	92.57%	92.98%	92.98%	93.57%

Total Operating Portfolio - Industrial	90.98%	89.90%	89.66%	89.21%	89.19%

Under Development Portfolio (page 3.3)	67.61%	65.64%	65.49%	60.72%	100.00%

Leasing activity:
Direct owned - leases signed - quarterly activity (page 5.1)	19,018	11,357	14,222	12,661	15,361
Property funds - leases signed - quarterly activity (page 5.2)	15,497	15,665	14,062	16,957	15,888

Total leasing activity	34,515	27,022	28,284	29,618	31,249

(a)	As of December 31, 2010, we have reclassified certain retail and mixed-use operating properties, land and land subject to ground leases to Assets Held for Sale. The remaining assets are included in Other Real Estate Investments. See note 2 to Section II in Appendix A.
Section I - Overview
Page 1.5

Fourth Quarter 2010
Consolidated Balance Sheets

(in thousands, except per share data)

	December 31,	September 30,	December 31,
	2010	2010	2009

Assets:
Investments in real estate assets:
Industrial properties:
Core (1)	$10,714,799	$11,631,894	$11,547,934
Properties under development	365,362	276,397	191,127
Land (2)(3)	1,533,611	2,385,076	2,573,506
Retail and mixed use properties (2)	-	272,885	271,607
Other real estate investments (2)	265,869	566,571	594,995

	12,879,641	15,132,823	15,179,169
Less accumulated depreciation	1,595,678	1,883,405	1,671,100

Net investments in properties	11,283,963	13,249,418	13,508,069
Investments in and advances to unconsolidated investees (1)(2)(3)	2,024,661	2,238,835	2,106,723
Notes receivable backed by real estate (1)	302,144	123,839	55,544
Assets held for sale (2)(3)(4)	574,791	-	-

Net investments in real estate	14,185,559	15,612,092	15,670,336

Cash and cash equivalents	37,634	17,799	34,362
Restricted cash	27,081	30,263	23,893
Accounts receivable	58,979	72,352	42,117
Other assets (3)	593,414	1,037,413	1,026,187

Total assets	$14,902,667	$16,769,919	$16,796,895

Liabilities and Equity:
Liabilities:
Debt (5)	$6,506,029	$8,170,032	$7,977,778
Accounts payable and accrued expenses	388,536	397,281	367,399
Other liabilities	467,998	519,524	444,432
Liabilities related to assets held for sale (2)(4)	19,749	-	-

Total liabilities	7,382,312	9,086,837	8,789,609

Equity:
ProLogis shareholders’ equity:
Preferred shares	350,000	350,000	350,000
Common shares (6)	5,701	4,770	4,742
Additional paid-in capital (6)	9,668,404	8,573,066	8,524,867
Accumulated other comprehensive income (loss)	(3,160)	17,392	42,298
Distributions in excess of net earnings	(2,515,722)	(1,279,837)	(934,583)

Total ProLogis shareholders’ equity	7,505,223	7,665,391	7,987,324
Noncontrolling interests	15,132	17,691	19,962

Total equity	7,520,355	7,683,082	8,007,286

Total liabilities and equity	$14,902,667	$16,769,919	$16,796,895

See Appendix A for note references
Section II - Financial Statements
Page 2.1

Fourth Quarter 2010
Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues:
Rental income (7)	$199,595	$186,229	$771,308	$722,648
Property management and other fees and incentives (8)	34,095	31,563	120,326	142,763
CDFS disposition proceeds (8)	-	-	-	180,237
Development management and other income	9,027	1,393	17,521	8,987

Total revenues	242,717	219,185	909,155	1,054,635

Expenses:
Rental expenses	55,076	55,136	223,924	223,692
Investment management expenses	10,580	11,835	40,659	43,416
General and administrative (9)	50,095	52,161	165,981	180,486
Reduction in workforce (9)	-	-	-	11,745
Impairment of real estate properties (2)(3)	733,316	207,668	736,612	331,592
Depreciation and amortization	83,214	73,712	319,602	274,522
Other expenses	2,030	4,617	16,355	24,025

Total expenses	934,311	405,129	1,503,133	1,089,478

Operating loss	(691,594)	(185,944)	(593,978)	(34,843)
Other income (expense):
Earnings (loss) from unconsolidated investees, net	3,176	(5,926)	23,678	28,059
Interest income	2,008	370	5,022	2,702
Interest expense (10)	(112,034)	(107,486)	(461,166)	(373,305)
Impairment of goodwill and other assets (2)(3)	(412,745)	(157,076)	(412,745)	(163,644)
Other income (expense), net	8,006	(33,873)	10,825	(42,051)
Net gains (losses) on dispositions of investments in real estate (1)(11)	(30,200)	12,843	28,488	35,262
Foreign currency exchange gains (losses), net (12)	(13,707)	728	(11,081)	35,626
Gain (loss) on early extinguishment of debt, net (5)	(153,037)	(960)	(201,486)	172,258

Total other income (expense)	(708,533)	(291,380)	(1,018,465)	(305,093)

Loss before income taxes	(1,400,127)	(477,324)	(1,612,443)	(339,936)
Current income tax expense (benefit) (8)	5,874	(878)	21,724	29,262
Deferred income tax benefit	(11,781)	(2,600)	(52,223)	(23,287)

Total income taxes	(5,907)	(3,478)	(30,499)	5,975

Loss from continuing operations	(1,394,220)	(473,846)	(1,581,944)	(345,911)
Discontinued operations (4):
Income attributable to disposed properties and assets held for sale	15,936	21,723	76,917	105,061
Net gain related to disposed assets - China operations (8)	-	-	-	3,315
Net gains on dispositions/impairment of properties:
Non-development properties, net of taxes (1)(2)(3)	203,836	21,024	213,565	220,815
Development properties and land subject to ground leases	13,585	29,146	21,009	40,649

Total discontinued operations	233,357	71,893	311,491	369,840

Consolidated net earnings (loss)	(1,160,863)	(401,953)	(1,270,453)	23,929
Net loss (earnings) attributable to noncontrolling interests	591	(190)	(43)	(1,156)

Net earnings (loss) attributable to controlling interests	(1,160,272)	(402,143)	(1,270,496)	22,773
Less preferred share dividends	6,317	6,316	25,424	25,423

Net loss attributable to common shares	$(1,166,589)	$(408,459)	$(1,295,920)	$(2,650)

Weighted average common shares outstanding - Basic (6)	537,438	473,561	491,744	403,149
Weighted average common shares outstanding - Diluted	537,438	473,561	491,744	403,149
Net earnings (loss) per share attributable to common shares - Basic:
Continuing operations	$(2.60)	$(1.01)	$(3.27)	$(0.93)
Discontinued operations	0.43	0.15	0.63	0.92

Net loss per share attributable to common shares - Basic	$(2.17)	$(0.86)	$(2.64)	$(0.01)

Net earnings (loss) per share attributable to common shares - Diluted (page 2.6):
Continuing operations	$(2.60)	$(1.01)	$(3.27)	$(0.93)
Discontinued operations	0.43	0.15	0.63	0.92

Net loss per share attributable to common shares - Diluted	$(2.17)	$(0.86)	$(2.64)	$(0.01)

See Appendix A for note references
Section II - Financial Statements
Page 2.2

Fourth Quarter 2010
Consolidated Statements of Funds From Operations (FFO)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues:
Rental income	$227,750	$229,906	$925,169	$941,587
Property management and other fees and incentives (8)	34,095	31,563	120,326	142,856
CDFS disposition proceeds (8)	-	-	-	180,237
Development management and other income	9,027	1,393	17,521	8,987

Total revenues	270,872	262,862	1,063,016	1,273,667

Expenses:
Rental expense	61,169	66,162	263,776	284,390
Investment management expenses	10,580	11,835	40,659	43,416
General and administrative (9)	50,095	52,161	165,981	181,791
Reduction in workforce (9)	-	-	-	11,745
Impairment of real estate properties (2)(3)	821,018	207,668	824,314	331,592
Depreciation of corporate assets	4,116	3,828	13,886	15,897
Other expenses	2,030	4,617	16,355	24,031

Total expenses	949,008	346,271	1,324,971	892,862

Operating FFO	(678,136)	(83,409)	(261,955)	380,805

Other income (expense):
FFO from unconsolidated investees	31,897	43,631	160,048	168,075
Interest income	2,008	370	5,022	2,702
Interest expense	(112,034)	(107,486)	(461,166)	(373,135)
Impairment of goodwill and other assets (2)(3)	(412,745)	(157,076)	(412,745)	(163,644)
Other income (expense), net	8,006	(33,873)	10,825	(41,979)
Net gains on dispositions of investments in real estate (11)	48,785	35,515	110,786	65,587
Foreign currency exchange gains (losses), net	389	(503)	406	(22,571)
Gain (loss) on early extinguishment of debt, net (5)	(153,037)	(960)	(201,486)	172,258
Current income tax benefit (expense) (8):
Income tax expense on dispositions (1)(2)	(7,932)	-	(10,783)	(20,466)
Income tax benefit (expense) - other	(1,670)	4,536	(14,669)	(5,339)
Net gain related to disposed assets - China operations (8)	-	-	-	3,315

Total other income (expense)	(596,333)	(215,846)	(813,762)	(215,197)

FFO	(1,274,469)	(299,255)	(1,075,717)	165,608

Less preferred share dividends	6,317	6,316	25,424	25,423
Less net earnings (loss) attributable to noncontrolling interests	(591)	190	43	1,300

FFO attributable to common shares, including significant non-cash items	(1,280,195)	(305,761)	(1,101,184)	138,885

Adjustments (page 2.4)	1,263,221	368,586	1,286,995	328,903

FFO attributable to common shares, excluding significant non-cash items	$(16,974)	$62,825	$185,811	$467,788

See Appendix A for note references
Section II - Financial Statements
Page 2.3

Fourth Quarter 2010
Reconciliations of Net Loss to FFO

(in thousands)
 Reconciliations to FFO

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net loss attributable to common shares	$(1,166,589)	$(408,459)	$(1,295,920)	$(2,650)
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	79,098	69,884	305,716	258,625
Adjustments to gains on dispositions for depreciation	-	(3,183)	(4,208)	(5,387)
Adjustments to (gains on) dispositions of non-development properties	839	(3,291)	936	(4,937)
Net gain on disposition of assets in Blackstone transaction (1)	(205,613)	-	(205,613)	-
Reconciling items attributable to discontinued operations: (4)
Gains on dispositions of non-development properties	(25,092)	(21,024)	(34,821)	(220,815)
Real estate related depreciation and amortization	6,126	10,928	37,092	52,604
Our share of reconciling items from unconsolidated investees:
Real estate related depreciation and amortization	39,587	40,361	155,730	154,315
Adjustment to gains/losses on dispositions for depreciation	-	(1,681)	-	(9,569)
Other amortization items	(3,696)	(3,954)	(14,009)	(11,775)

Subtotal-NAREIT defined FFO	(1,275,340)	(320,419)	(1,055,097)	210,411
Add (deduct) our defined adjustments:
Foreign currency exchange losses (gains), net (12)	14,096	(1,231)	11,487	(58,128)
Current income tax expense	-	3,658	-	3,658
Deferred income tax benefit	(11,781)	(2,600)	(52,223)	(23,299)
Our share of reconciling items from unconsolidated investees:
Foreign currency exchange gains, net (12)	(2,633)	(947)	(339)	(1,737)
Unrealized gains on derivative contracts, net	(8,842)	(1,394)	(8,967)	(7,561)
Deferred income tax expense	4,305	17,172	3,955	15,541

FFO, including significant non-cash items	(1,280,195)	(305,761)	(1,101,184)	138,885

Adjustments:
Impairment of real estate properties (3)	821,018	207,668	824,314	331,592
Impairment of goodwill and other assets (3)	412,745	157,076	412,745	163,644
Net gain related to disposed assets - China operations (8)	-	-	-	(3,315)
Losses (gains) on early extinguishment of debt (5)	14,674	960	30,723	(172,258)
Write-off deferred financing fees associated with Global Line (10)	6,826	-	7,680	-
Our share of certain net losses recognized by the property funds (page 4.3)	7,958	2,882	11,533	9,240

FFO, excluding significant non-cash items	(16,974)	62,825	185,811	467,788

Adjustments:
Our share of derivative losses recognized by the property funds (page 4.3)	18,844	-	24,815	-
Cash losses on early extinguishment of debt	138,363	-	170,763	-
Adjustments made in 2009, not applicable in 2010	-	46,707	-	102,620

FFO, excluding items that affect comparability including gains net of taxes	140,233	109,532	381,389	570,408

Adjustments:
CDFS proceeds	-	-	-	(180,237)
Net gains on dispositions of real estate properties	(48,785)	(35,515)	(110,786)	(65,587)
Income tax expense related to dispositions	7,932	-	10,783	20,466

Core FFO	$99,380	$74,017	$281,386	$345,050

Per diluted share:
FFO, including significant non-cash items	$(2.38)	$(0.65)	$(2.24)	$0.34
FFO, excluding significant non-cash items	$(0.03)	$0.13	$0.37	$1.15
FFO, excluding items that affect comparability, including gains net of taxes	$0.25	$0.23	$0.76	$1.41
Core FFO	$0.18	$0.16	$0.57	$0.85

See Consolidated Statements of Operations on page 2.2 and Consolidated Statements of FFO on page 2.3

See Appendix A for note references
Section II - Financial Statements
Page 2.4

Fourth Quarter 2010
Other Financial Metrics

(in thousands)
 Reconciliation of Consolidated Net Earnings (Loss) to Core EBITDA, as adjusted

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2010		2009		2010	2009
Consolidated net earnings (loss)	$(1,160,863)		$(401,953)		$(1,270,453)	$23,929
Gains from dispositions of investments in real estate, net	(187,221)		(63,013)		(263,062)	(296,726)
Depreciation and amortization	83,214		73,712		319,602	274,522
Interest expense	112,034		107,486		461,166	373,305
Impairment charges	1,146,061		364,744		1,149,357	495,236
Loss (gain) on early extinguishment of debt	153,037		960		201,486	(172,258)
Current and deferred income tax expense (benefit)	(5,907)		(3,478)		(30,499)	5,975
Adjustments made in 2009, not applicable in 2010	-		46,707		-	102,620
Income on properties sold during the quarter included in discontinued operations	(7,022)		-		(7,022)	-
Other non-cash charges	21,976		(1,231)		36,625	(40,886)

Core EBITDA, as adjusted, prior to our share of unconsolidated investees	155,309		123,934		597,200	765,717

Our share of reconciling items from unconsolidated investees:
Depreciation and amortization	35,891		34,726		141,721	132,971
Other non-cash charges	788		17,713		6,182	15,483
Realized losses on derivative activity	18,844		-		24,815	-

Core EBITDA, as adjusted	$210,832		$176,373		$769,918	$914,171

ProLogis Debt to Core EBITDA:
Core EBITDA, as adjusted - annualized	$843,328		$705,492
ProLogis Debt as of December 31	$6,506,029		$7,977,778

ProLogis Debt to Core EBITDA ratio	7.71	x	11.31	x

Debt to Core EBITDA, including our share of unconsolidated investees:
Core EBITDA, as adjusted - annualized	$843,328		$705,492
Our share of interest and income taxes from unconsolidated investees	175,092		165,136

Core EBITDA, as adjusted	$1,018,420		$870,628

ProLogis Debt as of December 31	$6,506,029		$7,977,778
Our share of debt of unconsolidated investees as of December 31	2,330,947		2,591,241

Debt	$8,836,976		$10,569,019

Debt to Core EBITDA ratio	8.68	x	12.14	x
Section II - Financial Statements
Page 2.5

Fourth Quarter 2010
Calculation of Per Share Amounts

(in thousands, except per share amounts)
 Net Loss Per Share

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010 (a)	2009 (a)	2010 (a)	2009 (a)
Net loss (b)	$(1,166,589)	$(408,459)	$(1,295,920)	$(2,650)
Noncontrolling interest attributable to convertible limited partnership units (c)	-	-	-	-

Adjusted net loss - Diluted (b)	$(1,166,589)	$(408,459)	$(1,295,920)	$(2,650)

Weighted average common shares outstanding - Basic	537,438	473,561	491,744	403,149
Incremental weighted average effect of conversion of limited partnership units (c)	-	-	-	-
Incremental weighted average effect of stock awards	-	-	-	-

Weighted average common shares outstanding - Diluted	537,438	473,561	491,744	403,149

Net loss per share - Diluted (b)	$(2.17)	$(0.86)	$(2.64)	$(0.01)

FFO Per Share, Including Significant Non-Cash Items

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010 (a)	2009 (a)	2010 (a)	2009
FFO, including significant non-cash items	$(1,280,195)	$(305,761)	$(1,101,184)	$138,885
Noncontrolling interest attributable to convertible limited partnership units (c)	-	-	-	-

FFO - Diluted, including significant non-cash items (b)	$(1,280,195)	$(305,761)	$(1,101,184)	$138,885

Weighted average common shares outstanding - Basic	537,438	473,561	491,744	403,149
Incremental weighted average effect of conversion of limited partnership units (c)	-	-	-	-
Incremental weighted average effect of stock awards	-	-	-	2,474

Weighted average common shares outstanding - Diluted	537,438	473,561	491,744	405,623

FFO per share - Diluted, including significant non-cash items (b)	$(2.38)	$(0.65)	$(2.24)	$0.34

Core FFO Per Share

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Core FFO	$99,380	$74,017	$281,386	$345,050
Noncontrolling interest attributable to convertible limited partnership units (c)	(588)	-	(64)	-
Interest expense for convertible debt to common shares (c)	4,218	-	-	-

Core FFO - Diluted (b)	$103,010	$74,017	$281,322	$345,050

Weighted average common shares outstanding - Basic	537,438	473,561	491,744	403,149
Incremental weighted average effect of conversion of limited partnership units (c)	760	-	774	-
Incremental weighted average effect of conversion of certain convertible debt (c)	26,611	-	-	-
Incremental weighted average effect of stock awards	3,688	3,159	3,350	2,474

Weighted average common shares outstanding - Diluted	568,497	476,720	495,868	405,623

Core FFO per share - Diluted (b)	$0.18	$0.16	$0.57	$0.85

(a)	In periods with a net loss, the inclusion of any incremental shares is anti-dilutive, and therefore, both basic and diluted shares are the same.

(b)	Attributable to common shares.

(c)	If the impact of the conversion of limited partnership units or convertible debt is anti-dilutive, the income impact and shares are not included in the diluted per share calculation.
Section II - Financial Statements
Page 2.6

Fourth Quarter 2010
Direct Owned - Operating Properties

(in thousands, except for number of buildings and leased/occupied percentage)
Direct Owned Industrial Operating Properties Portfolio (including completed development)

	December 31, 2010					September 30, 2010
	# of	Square	Investment	Leased	Occupied	# of	Square	Investment	Leased
	Bldgs	Feet	Balance	Percent	Percent	Bldgs	Feet	Balance	Percent
North America:
Canada	2	526	$48,702	100.00%	100.00%	2	526	$46,220	100.00%
Mexico	30	5,560	290,098	77.14%	76.56%	30	5,560	286,913	74.07%
United States	856	132,342	7,332,094	91.17%	90.81%	1,049	155,771	8,228,994	89.99%

Total North America	888	138,428	7,670,894	90.64%	90.27%	1,081	161,857	8,562,127	89.48%

Europe:
Central Europe	40	10,244	636,271	65.28%	51.92%	40	10,241	646,994	59.27%
Northern Europe	15	3,306	224,592	95.65%	89.51%	13	2,998	212,064	82.32%
Southern Europe	20	6,169	406,760	62.35%	59.94%	20	6,161	414,446	58.39%
United Kingdom	13	3,163	323,133	77.33%	77.33%	14	3,223	340,456	77.75%

Total Europe	88	22,882	1,590,756	70.54%	63.03%	87	22,623	1,613,960	64.72%

Asia:
Japan	9	7,237	1,453,149	82.63%	73.92%	9	7,237	1,413,886	74.75%
Korea (a)	-	-	-	-	-	4	425	41,921	80.33%

Total Asia	9	7,237	1,453,149	82.63%	73.92%	13	7,662	1,455,807	75.06%

Total direct owned industrial operating properties (b)(c)	985	168,547	$10,714,799	87.57%	85.87%	1,181	192,142	$11,631,894	85.99%

(a)	Assets are reflected as Assets Held for Sale in our Consolidated Balance Sheet at December 31, 2010.

(b)	The leased percentage of the core properties, excluding completed development properties, was 91.17% and 90.43% at December 31, 2010 and September 30, 2010, respectively. If we also exclude the Blackstone properties, the leased percentage of the core properties was 89.35% at September 30, 2010 (see note 1 to Section II in Appendix A for detail related to the Blackstone transaction).

(c)	The leased percentage of the completed development properties was 78.71% and 73.14% at December 31, 2010 and September 30, 2010, respectively. Also see note 1 to Section III in Appendix A for information regarding our Static Completed Development Portfolio.
Section III - Direct Owned
Page 3.1

Fourth Quarter 2010
Direct Owned - Land

(in thousands, except for percentage and acreage)
Land Rollforward

As of September 31, 2010	$2,385,076
Changes in land held during fourth quarter of 2010:
Acquisitions	35
Dispositions and development starts	(41,252)
Infrastructure costs and reclasses	3,979
Impairment charges (a)	(667,968)
Effect of changes in foreign exchange rates and other	(17,702)
Reclass to “Assets Held for Sale” (b)	(128,557)

As of December 31, 2010 (a)	$1,533,611

Investment by Major Logistics Corridors

	Acres	Investment	Percentage
U.S.
New Jersey / Eastern Pennsylvania	565	$133,588
Chicago	682	61,169
Los Angeles Basin / Inland Empire	360	60,888
Miami / South Florida	74	35,463
Dallas	485	23,111
Washington DC / Baltimore	138	20,351
San Francisco Bay Area / Central Valley	180	17,013
Atlanta	350	12,909
Houston	71	6,845

U.S. major logistic corridors (percentage of total land)	2,905	371,337	24%

International
London / Midlands - UK	1,128	263,844
Tokyo - Japan	21	80,190
Toronto - Canada	169	75,501
Wroclaw / Silesia - Southern Poland	378	57,919
Warsaw / Poznan - Central Poland	446	52,345
Osaka - Japan	8	46,407
Mexico City - Mexico	122	39,237
Amsterdam / Rotterdam / Antwerp - Benelux	68	29,292
Cologne / Frankfurt - Western Germany	98	27,817
Paris / Le Havre - Central France	86	25,983
Munich / Stuttgart - Southern Germany	95	25,046
Madrid / Barcelona - Spain	55	8,408
Hamburg / Bremen - Northern Germany	14	3,683
Lyon / Marseille - Southern France	16	3,439

International major logistic corridors (percentage of total land)	2,704	739,111	48%

Major logistics corridors (percentage of total land)	5,609	1,110,448	72%

Other U.S. markets	1,435	85,459
Other international markets	1,946	337,704

Total Land (a)	8,990	$1,533,611	100%

(a)	During the fourth quarter of 2010, we recognized impairment charges based on our change of intent. As of December 31, 2010, we have targeted $1.0 billion of land for disposition. See note 3 to Section II in Appendix A for further discussion.

(b)	See note 4 to Section II in Appendix A.
Section III - Direct Owned
Page 3.2

Fourth Quarter 2010
Direct Owned - Under Development Portfolio and Development Starts

(dollars and square feet in thousands)
 Under Development Portfolio

				Remaining	Total
	Number of	Square	Investment	Costs to	Expected	Leased
As of December 31, 2010	Properties	Feet	Balance (a)	Incur (b)	Investment	Percentage
Development - build-to-suit:
North America - United States	2	472	$7,798	$10,434	$18,232	100.00%

Europe:
Northern Europe	3	880	39,334	19,662	58,996	100.00%
Southern Europe	2	584	29,095	10,338	39,433	100.00%
United Kingdom	1	155	10,423	10,391	20,814	100.00%

Total Europe	6	1,619	78,852	40,391	119,243	100.00%

Asia - Japan	3	702	57,204	65,675	122,879	100.00%

Total build-to-suit	11	2,793	143,854	116,500	260,354	100.00%

Development - inventory:
North America - United States	2	514	28,489	26,623	55,112	31.90%

Asia - Japan	1	1,551	194,193	70,425	264,618	21.12%

Total inventory	3	2,065	222,682	97,048	319,730	23.80%

Total properties under development	14	4,858	$366,536	$213,548	$580,084	67.61%

ProLogis Parc Kawajima – Tokyo (under development December 2010)	South Bay Distribution Center – California (under development December 2010)	ProLogis Parc Chanteloup – France (under development December 2010)
Development Starts

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Full Year
	2010	2010	2010	2010	2010
North America:
Square Feet	715	270	-	-	985
Total expected investment ($)	43,226	30,123	-	-	73,349
Cost per square foot ($)	60.46	111.57	-	-	74.47
Leased percentage at start	88.87%	0%	-	-
Europe (c):
Square Feet	244	328	2,171	365	3,108
Total expected investment ($)	27,565	22,592	161,366	17,745	229,268
Cost per square foot ($)	112.97	68.88	74.33	48.62	73.77
Leased percentage at start	100.00%	100.00%	100.00%	100.00%
Asia:
Square Feet	524	-	170	1,551	2,245
Total expected investment ($)	84,015	-	34,976	234,433	353,424
Cost per square foot ($)	160.33	-	205.74	151.15	157.43
Leased percentage at start	100.00%	-	100.00%	0%

Total (c):
Square Feet	1,483	598	2,341	1,916	6,338
Total expected investment ($)	154,806	52,715	196,342	252,178	656,041
Cost per square foot ($)	104.39	88.15	83.87	131.62	103.51
Leased percentage at start	94.63%	54.85%	100.00%	19.05%

(a)	The investment balance includes land and construction costs, as well as leasing commissions associated with these developments that are classified as Other Assets in our Consolidated Balance Sheet.

(b)	These costs may include construction costs, capitalized interest and administrative costs, tenant improvements and leasing commissions and are translated into dollars at current rates, if applicable.

(c)	Amounts include a development start in the second quarter of 2010 with 0.8 million square feet and a total expected investment of $83.4 million that was 100% leased at the start of development. In June 2010, we sold the underlying land to ProLogis European Properties Fund II, and we are constructing the property on behalf of the property fund for a development fee.
Section III - Direct Owned
Page 3.3

Fourth Quarter 2010
Direct Owned - Investing Activity

(in thousands, except acres)
 Inflows

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Full Year
	2010	2010	2010	2010	2010

Net proceeds from property dispositions:
Contributions to property funds and joint ventures (a):
Completed development properties
Square feet	-	2,042	554	773	3,369
Net sales proceeds ($) (b)	27,361	285,011	38,852	111,208	462,432
Land
Acres	-	-	41	-	41
Net sales proceeds ($)	-	-	34,645	-	34,645

Total contributions to property funds and joint ventures:
Square feet	-	2,042	554	773	3,369
Net sales proceeds ($)	27,361	285,011	73,497	111,208	497,077

Dispositions to third parties:
Completed development properties
Square feet	-	556	-	-	556
Net sales proceeds ($)	-	48,913	-	-	48,913
Non-development properties and other investments (c)
Square feet	23,990	145	303	370	24,808
Net sales proceeds ($)	1,077,830	2,660	3,753	13,688	1,097,931
Land
Acres	249	30	2	150	431
Net sales proceeds ($)	46,376	9,861	95	46,820	103,152

Total dispositions to third parties:
Square feet	23,990	701	303	370	25,364
Net sales proceeds ($)	1,124,206	61,434	3,848	60,508	1,249,996

Total property dispositions:
Square feet	23,990	2,743	857	1,143	28,733
Net sales proceeds ($)	1,151,567	346,445	77,345	171,716	1,747,073

Outflows
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Full Year
	2010	2010	2010	2010	2010
Property acquisitions:
Operating properties:
Square feet	-	1,387	1,029	-	2,416
Total purchase price ($)	-	67,735	60,875	-	128,610
Percentage Leased as of 12/31/10	-	72.04%	80.98%	-	75.84%
Land:
Acres	1	10	23	-	34
Total purchase price ($)	35	3,979	1,030	-	5,044
Investments in property funds:
Capital contributions ($) (d)	69,777	94,486	23,363	7,494	195,120
Acquisitions of investment interest ($) (e)	-	-	-	109,237	109,237

(a)	Includes contributions to entities in which we have an investment that is accounted for by the equity method.

(b)	Amount in the fourth quarter of 2010 represents additional proceeds we received from contributions we made to PEPF II in 2009. See note 11 to Section II in Appendix A.

(c)	Amounts in the fourth quarter of 2010 include the sale of a portfolio of industrial properties and several equity method investments. See note 1 to Section II in Appendix A.

(d)	Amounts include cash contributions we made to the property funds and investment interests we received in exchange for properties contributed. See footnotes on Page 4.1 for more detail of activity that occurred during the fourth quarter of 2010.

(e)	In the first quarter of 2010, we purchased 15.8 million common equity units of ProLogis European Properties (“PEPR”).
Section III - Direct Owned
Page 3.4

Fourth Quarter 2010
Investment Management - ProLogis’ Investments in Unconsolidated Investees

(in thousands, except for percentages)
 Investments in Unconsolidated Investees

	December 31, 2010		September 30, 2010
	Investment	Ownership	Investment	Ownership
	Balance	Percentage	Balance	Percentage
Property funds:
ProLogis California	$91,088	50.0%	$90,996	50.0%
ProLogis North American Properties Fund I (a)	40,572	41.3%	17,000	41.3%
ProLogis North American Properties Funds VI-VIII (b)	-	-	76,821	20.0%
ProLogis North American Properties Fund XI	30,274	20.0%	30,052	20.0%
ProLogis North American Industrial Fund	234,172	23.1%	237,545	23.1%
ProLogis North American Industrial Fund II (c)	354,407	37.0%	308,961	37.0%
ProLogis North American Industrial Fund III	132,282	20.0%	135,351	20.0%
ProLogis Mexico Industrial Fund	53,574	20.0%	52,413	20.0%
ProLogis European Properties (“PEPR”)	496,946	33.1%	493,056	33.1%
ProLogis European Properties Fund II (“PEPF II”)	439,985	29.7%	478,853	29.7%
ProLogis Korea Fund	16,716	20.0%	21,561	20.0%

Total property funds	$1,890,016	31.2%	$1,942,609	30.9%

Other unconsolidated investees, by continent:
North America (d)(e)	$17,508		$179,598
Europe	49,857		51,657
Asia	67,280		64,971

	134,645		296,226

Total investments in and advances to unconsolidated investees	$2,024,661		$2,238,835

(a)	During the fourth quarter of 2010, the property fund repaid maturing debt with a capital contribution from us ($23.6 million) and our fund partner ($33.4 million).

(b)	On December 17, 2010, we sold our 20% interest in these property funds. We will continue to provide property management services for the industrial properties that were previously owned by these property funds. See note 1 to Section II in Appendix A for more detail.

(c)	During the fourth quarter of 2010, the property fund settled two interest rate swap contracts. We made a cash contribution of $46.2 million to the property fund for the settlement of these contracts, which increased our preferred investment in the property fund to $131.2 million.

(d)	On December 21, 2010 we entered into a definitive agreement to sell a portfolio of assets, which includes our investments in certain joint ventures that were reclassified to Assets Held for Sale at December 31, 2010. See notes 2 and 4 to Section II in Appendix A for more detail.

(e)	In connection with the Blackstone transaction (see note 1 to Section II in Appendix for more detail), we sold our investment of $100.0 million in one joint venture in North America.
Section IV - Investment Management
Page 4.1

Fourth Quarter 2010
Investment Management - Operating Portfolio of Property Funds

(in thousands, except for percentages)
Operating Industrial Portfolio - Property Funds

	December 31, 2010					September 30, 2010
	# of	Square	Current	Leased	Occupied	# of	Square	Current	Leased
	Bldgs	Feet	Investment (a)	Percent	Percent	Bldgs	Feet	Investment (a)	Percent

North America:
ProLogis California	80	14,178	$705,396	96.52%	96.52%	80	14,178	$704,669	96.91%
ProLogis North American Properties Fund I	35	9,033	377,468	94.25%	94.25%	35	9,033	377,173	95.44%
ProLogis North American Properties Fund VI-VIII (b)	-	-	-	-	-	74	17,653	1,101,707	89.90%
ProLogis North American Properties Fund XI	12	3,616	184,512	85.25%	85.25%	12	3,616	183,453	96.13%
ProLogis North American Industrial Fund	258	49,909	2,988,944	94.59%	94.36%	258	49,909	2,978,156	94.09%
ProLogis North American Industrial Fund II	148	36,018	2,169,772	93.07%	92.92%	148	36,018	2,177,249	92.41%
ProLogis North American Industrial Fund III	120	24,693	1,760,459	86.00%	84.73%	120	24,693	1,757,473	85.03%
ProLogis Mexico Industrial Fund	72	9,144	582,112	90.46%	89.84%	72	9,144	579,396	91.13%

Total North America	725	146,591	8,768,663	92.45%	92.08%	799	164,244	9,859,276	92.11%

Europe Funds	437	103,804	8,642,635	94.57%	93.62%	435	103,130	8,799,070	93.56%

Asia — ProLogis Korea Fund	12	1,734	128,919	100.00%	100.00%	12	1,734	153,295	100.00%

Total investment management operating portfolio	1,174	252,129	$17,540,217	93.37%	92.77%	1,246	269,108	$18,811,641	92.72%

Signed 763,228 sf lease with Skecher USA, Inc. at Mission Distribution Center in the Inland Empire — ProLogis California LLC	Signed 448,512 sf, lease with S&S Activewear at Remington Lake Business Park, Chicago — ProLogis North American Industrial Fund	Signed 360,860 sf with NYK Logistics Italy S.p.A. at Romentino Distribution Center, Italy — ProLogis European Properties

(a)	The current investment represents the property fund’s investment balance in the real estate; not our proportionate share.

(b)	During the fourth quarter 2010, we sold our investment in these property funds. See note 1 to Section II in Appendix A.
Section IV - Investment Management
Page 4.2

Fourth Quarter 2010
Investment Management - Summarized Financial Information of Property Funds

(dollars in thousands)
FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Three Months Ended December 31, 2010
	North American	European	Asian
	Funds (1)	Funds (2)	Fund (3)	Total

Rental income	$180,300	$195,694	$2,930	$378,924
Rental expenses	(39,572)	(45,744)	(134)	(85,450)

Net operating income from properties	140,728	149,950	2,796	293,474
Other income (expense), net, including G&A	(5,701)	12,814	(235)	6,878
Realized loss on derivative contracts (4)	(43,095)	(9,771)	-	(52,866)
Impairment of real estate properties (5)	(7,980)	-	(24,790)	(32,770)
Interest expense	(79,539)	(58,880)	(769)	(139,188)
Current income tax benefit (expense)	462	(4,377)	(72)	(3,987)

FFO of the property funds	4,875	89,736	(23,070)	71,541
Real estate related depreciation and amortization	(73,206)	(57,914)	(780)	(131,900)
Unrealized gains on derivative contracts (4)	23,899	9,933	-	33,832
Deferred tax benefit (expense)	9,694	(29,876)	-	(20,182)
Other expense, net, including foreign currency	-	(1,299)	-	(1,299)

Net earnings (loss) of the property funds	$(34,738)	$10,580	$(23,850)	$(48,008)

ProLogis’ Share of FFO and Net Earnings (Loss) of the Property Funds, Combined
	For the Three Months Ended December 31, 2010
	North American	European	Asian
	Funds (1)	Funds (2)	Fund (3)	Total

ProLogis’ share of the property fund’s FFO (6)	$(1,177)	$26,182	$(4,615)	$20,390
Interest and preferred dividend income (7)	2,035	1,488	-	3,523
Fees paid to ProLogis (8)(9)	14,373	22,485	195	37,053

FFO recognized by ProLogis, including significant non-cash items	15,231	50,155	(4,420)	60,966
ProLogis’ share of certain losses recognized by the property funds:
Impairment of real estate properties	3,000	-	4,958	7,958

FFO recognized by ProLogis, excluding significant non-cash items	$18,231	$50,155	$538	$68,924

ProLogis’ share of the property fund’s net earnings (loss) (6)	$(7,052)	$5,543	$(4,770)	$(6,279)
Interest and preferred dividend income (7)	2,035	1,488	-	3,523
Fees paid to ProLogis (8)(9)	14,373	22,485	195	37,053

Net earnings (loss) recognized by ProLogis	$9,356	$29,516	$(4,575)	$34,297

See our Consolidated Statements of Operations on Page 2.2, Consolidated Statements of FFO on Page 2.3 and the Reconciliations of Net Loss to FFO on Page 2.4.
Note references are to Appendix A.
Section IV - Investment Management
Page 4.3

Fourth Quarter 2010
Investment Management - Summarized Financial Information of Property Funds

(dollars in thousands)
FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Year Ended December 31, 2010
	North American	European	Asian
	Funds (1)	Funds (2)	Fund (3)	Total

Rental income	$780,893	$723,299	$11,377	$1,515,569
Rental expenses	(189,307)	(166,137)	(727)	(356,171)

Net operating income from properties	591,586	557,162	10,650	1,159,398
Other expense, net, including G&A	(23,901)	(7,267)	(925)	(32,093)
Realized loss on derivative contracts (4)	(59,276)	(9,771)	-	(69,047)
Impairment of real estate properties (5)	(20,348)	-	(24,790)	(45,138)
Loss on early extinguishment of debt	-	(2,059)	-	(2,059)
Interest expense and other	(337,538)	(218,499)	(2,992)	(559,029)
Current income tax expense	(1,350)	(21,596)	(73)	(23,019)

FFO of the property funds	149,173	297,970	(18,130)	429,013
Real estate related depreciation and amortization	(296,704)	(219,071)	(3,042)	(518,817)
Unrealized gains on derivative contracts (4)	24,235	865	-	25,100
Deferred tax benefit (expense)	14,987	(32,093)	-	(17,106)
Other income, net, including foreign currency	-	588	10	598

Net earnings (loss) of the property funds	$(108,309)	$48,259	$(21,162)	$(81,212)

ProLogis’ Share of FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Year Ended December 31, 2010
	North American	European	Asian
	Funds (1)	Funds (2)	Fund (3)	Total

ProLogis’ share of the property fund’s FFO (6)	$41,949	$91,009	$(3,628)	$129,330
Interest and preferred dividend income (7)	4,789	5,810	-	10,599
Fees paid to ProLogis (8)(9)	58,959	62,247	758	121,964

FFO recognized by ProLogis, including significant non-cash items	105,697	159,066	(2,870)	261,893
Impairment of real estate properties	6,000	-	4,958	10,958
Loss on early extinguishment of debt	-	575	-	575

FFO recognized by ProLogis, excluding significant non-cash items	$111,697	$159,641	$2,088	$273,426

ProLogis’ share of the property fund’s net earnings (loss) (6)	$(18,031)	$22,214	$(4,233)	$(50)
Interest and preferred dividend income (7)	4,789	5,810	-	10,599
Fees paid to ProLogis (8)(9)	58,959	62,247	758	121,964

Net earnings (loss) recognized by ProLogis	$45,717	$90,271	$(3,475)	$132,513

Condensed Balance Sheet of the Property Funds, Combined

	As of December 31, 2010
	North American	European	Asian
	Funds (1)	Funds (2)	Fund (3)	Total

Operating industrial properties, before depreciation	$8,768,663	$8,642,635	$128,919	$17,540,217
Accumulated depreciation	(999,318)	(947,624)	(8,286)	(1,955,228)
Properties under development and land	-	87,763	-	87,763
Other assets	312,847	393,991	6,646	713,484

Total assets	$8,082,192	$8,176,765	$127,279	$16,386,236

Third party debt	$4,196,245	$3,476,820	$49,179	$7,722,244
Other liabilities	333,586	654,857	3,670	992,113

Total liabilities	$4,529,831	$4,131,677	$52,849	$8,714,357

See our Consolidated Statements of Operations on Page 2.2, Consolidated Statements of FFO on Page 2.3 and the Reconciliations of Net Loss to FFO on Page 2.4.
Note references are to Appendix A.
Section IV - Investment Management
Page 4.4

Fourth Quarter 2010
Investment Management - Investing and Financing Activity

(in thousands, except percentages)
Investing Activities — for the property funds combined

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Full Year
	2010	2010	2010	2010	2010

Inflows:
Property dispositions:
Square feet	-	-	49	-	49
Net sales proceeds ($)	-	-	377	-	377

Outflows:
Acquisitions:
Land and operating properties acquired from ProLogis:
Square feet	-	1,240	554	253	2,047
Purchase price of assets acquired (a) ($)	-	78,788	73,497	22,800	175,085
Operating properties acquired from third parties:
Square feet	767	-	207	-	974
Purchase price of assets acquired ($)	51,655	-	15,592	-	67,247
Financing Activities - for each property fund, if applicable (b)

	Three Months Ended		Twelve Months Ended
	December 31, 2010		December 31, 2010
	Principal	Wtd. Avg. Int. Rate	Principal	Wtd. Avg. Int. Rate

Debt issued:
ProLogis North American Properties Fund I	$180,000	3.75%	$180,000	3.75%
ProLogis European Properties	-		559,937	5.06%
ProLogis European Properties Fund II	-		647,488	4.77%
ProLogis North American Industrial Fund II	-		152,000	7.23%

Total issued	$180,000		$1,539,425

Debt repaid:
ProLogis North American Properties Fund I	$(234,490)	7.59%	$(234,490)	7.59%
ProLogis European Properties Fund II	(123,232)	5.59%	(123,232)	5.59%
ProLogis European Properties	-		(571,440)	3.28%
ProLogis North American Properties Fund XI	-		(42,317)	4.15%
ProLogis North American Industrial Fund II	-		(136,783)	4.66%
ProLogis North American Industrial Fund II	-		(20,677)	variable
ProLogis Mexico Fund	-		(55,000)	6.00%
Total amortization payments during period	(10,541)		(36,343)

Total repaid	$(368,263)		$(1,220,282)

Line of credit activity, net - advances (payments):
ProLogis European Properties	$9,757	3.28%	$(87,011)	2.45%
ProLogis European Properties Fund II	-		(601,026)	2.28%

Line of credit activity, net	$9,757		$(688,037)

Grand total net change in debt	$(178,506)		$(368,894)

Debt extended:
ProLogis European Properties Fund II to 2016	$238,483	6.33%	$238,483	6.33%
ProLogis Mexico Fund to 2017	-		214,149	6.63%

Total debt extended	$238,483		$452,632

(a)	The purchase price reported is based on proceeds ProLogis received for these contributions.

(b)	Excludes changes due to foreign currency exchange rates, if applicable. See page 6.3 for debt information as of December 31, 2010.
Section IV - Investment Management
Page 4.5

Fourth Quarter 2010
Operating Statistics - Direct Owned Leasing and Capital Expenditures

(in thousands, except percentages and per square foot)
Lease Expirations

		Annual Base Rent of		Percentage of
	Square	Expiring Leases		Total Annual
	Footage	Total	Per sq ft	Base Rents
Month to month customers	4,024	$9,200	$2.29	1.42%
2011	19,098	80,011	4.19	12.26%
2012	26,041	109,125	4.19	16.72%
2013	19,923	94,544	4.75	14.49%
2014	21,925	96,479	4.40	14.79%
2015	17,635	78,063	4.43	11.96%
2016	9,939	43,908	4.42	6.73%
2017	4,152	20,085	4.84	3.08%
2018	3,580	17,992	5.03	2.76%
2019	4,829	24,424	5.06	3.74%
Thereafter	13,584	78,650	5.79	12.05%

Totals	144,730	$652,481	$4.51	100.00%

Leasing Activity (a)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Full Year
	2010	2010	2010	2010	2010

Square feet of leases signed during the period:

Development properties - new leases over one year	4,205	2,166	4,569	3,778	14,718
Development properties - new leases less than one year	369	477	406	234	1,486
Development properties - renewals	976	532	378	256	2,142
Core properties - new leases	4,511	2,934	3,293	2,801	13,539
Core properties - renewals	8,957	5,248	5,576	5,592	25,373

Total square feet of leases signed	19,018	11,357	14,222	12,661	57,258

# of leases	279	251	322	302	1,154

Weighted average customer retention	87.7%	70.5%	78.1%	71.7%	77.8%

Percentage of development properties leased to repeat customers	74.3%	67.3%	76.4%	42.5%	66.3%

Turnover costs:
Square feet	15,407	9,097	9,535	9,045	43,084
Cost per sq ft ($)	0.97	1.30	1.13	1.28	1.14
Capital Expenditures

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Full Year
	2010	2010	2010	2010	2010

Capital expenditures ($)	7,277	9,452	6,485	5,351	28,565
Tenant improvements ($)	13,516	11,104	9,559	5,233	39,412
Leasing commissions ($)	4,862	4,977	4,161	3,828	17,828

Total	25,655	25,533	20,205	14,412	85,805

(a)	Represents leasing activity for industrial properties.
Section V - Operating Statistics
Page 5.1

Fourth Quarter 2010
Operating Statistics - Investment Management Leasing and Capital Expenditures

(in thousands, except percentages and per square foot)
Lease Expirations

		Annual Base Rent of		Percentage of
	Square	Expiring Leases		Total Annual
	Footage	Total	Per sq ft	Base Rents
Month to month customers	3,100	$11,732	$3.78	0.99%
2011	25,975	123,948	4.77	10.37%
2012	38,355	187,389	4.89	15.68%
2013	34,264	163,064	4.76	13.64%
2014	22,451	108,911	4.85	9.11%
2015	28,888	141,889	4.91	11.87%
2016	20,314	104,495	5.14	8.74%
2017	14,310	81,895	5.72	6.85%
2018	15,190	83,195	5.48	6.96%
2019	8,385	49,706	5.93	4.16%
Thereafter	22,662	138,989	6.13	11.63%

Totals	233,894	$1,195,213	$5.11	100.00%

Leasing Activity

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Full Year
	2010	2010	2010	2010	2010

Square feet of leases signed during the period:
Square feet	15,497	15,665	14,062	16,957	62,181
# of leases	173	160	188	196	717

Weighted average customer retention	87.1%	79.1%	81.8%	76.3%	80.6%

Turnover costs:
Square feet	15,151	15,358	13,981	16,946	61,436
Cost per sq ft ($)	1.07	0.91	1.12	0.81	0.97
Capital Expenditures (a)
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Full Year
	2010	2010	2010	2010	2010

Capital expenditures ($)	12,985	7,874	4,224	3,987	29,070
Tenant improvements ($)	9,255	8,913	6,060	6,085	30,313
Leasing commissions ($)	9,299	7,968	6,842	5,977	30,086

	31,539	24,755	17,126	16,049	89,469

(a)	Amounts represent the entity’s expenditures, not our proportionate share.
Section V - Operating Statistics
Page 5.2

Fourth Quarter 2010
Operating Statistics - Same Store Analysis and Top Customers

(square feet in thousands)
Same Store Analysis - for the three months ended
See definitions in Appendix B.

	December 31, 2010		September 30, 2010		June 30, 2010		March 31, 2010
	Total	Adjusted	Total	Adjusted	Total	Adjusted	Total	Adjusted
	Portfolio	Portfolio (a)	Portfolio	Portfolio (a)	Portfolio	Portfolio (a)	Portfolio	Portfolio (a)
Sq Ft of Same Store Population	413,716	367,438	455,722	405,253	447,084	401,506	439,871	399,845

Percentage Change in [increase/(decrease)]:
Rental Income	(0.45%)	(4.72%)	(0.13%)	(4.20%)	(0.83%)	(3.50%)	(0.19%)	(3.15%)

Rental Expenses	(0.47%)	(2.90%)	(1.29%)	(3.45%)	6.81%	6.61%	8.61%	7.15%

Net Operating Income	(0.45%)	(5.30%)	0.27%	(4.45%)	(3.36%)	(6.63%)	(3.13%)	(6.39%)

Average Leasing	2.14%	(0.40%)	2.07%	(0.73%)	1.76%	(1.23%)	0.73%	(1.89%)

Sq Ft of Leasing Activity (b)	27,454	26,293	23,866	23,052	22,316	21,554	25,556	25,085

Percentage Change in Rental Rate Growth (b)	(10.50%)	(11.21%)	(8.51%)	(8.51%)	(15.74%)	(16.12%)	(12.25%)	(12.34%)
Top Customers - Direct Owned

		Percentage of
		Annualized Base	Number of
Rank	Customer Name	Rent	Leases

1	Home Depot, Inc	2.70%	5
2	APL (Neptune Orient Lines)	1.98%	13
3	Euromarket Designs	1.11%	3
4	Hitachi, Ltd.	0.91%	2
5	Kellogg Company	0.90%	6
6	LG, Inc.	0.89%	4
7	Ford Motor Company	0.84%	4
8	PepsiCo	0.79%	5
9	Kirin Logistics	0.78%	1
10	Kimberly-Clark Corporation	0.77%	2
11-25	various	9.29%	50

	Total	20.96%	95

Top Customers - Investment Management

		Percentage of
		Annualized Base	Number of
Rank	Customer Name	Rent	Leases

1	DHL	3.92%	49
2	CEVA Logistics	2.48%	26
3	Unilever	1.91%	8
4	SNCF Geodis	1.75%	13
5	Kuehne & Nagel	1.71%	17
6	Wincanton Logistics	1.51%	23
7	Amazon.Com, Inc.	1.15%	6
8	Home Depot, Inc	1.13%	7
9	NYK Group	1.06%	11
10	Kraft Foods, Inc.	1.00%	6
11-25	various	10.19%	82

	Total	27.81%	248

(a)	This portfolio includes all same store properties as defined in Appendix B and included in the “Total Portfolio”, adjusted to exclude 159, 172, 156 and 136 completed development properties as of October 1, July 1, April 1 and January 1, 2009, respectively.

(b)	Rental rate growth represents the increase (decrease) in rental rates on new leases signed during the period, as compared with the previous rental rates in that same space, within the same store population, as defined.
See Definitions in Appendix B.
Section V - Operating Statistics
Page 5.3

Fourth Quarter 2010
Operating Statistics - Major Logistics Corridors - Buildings (a)

(in thousands, except for percentage)
Investment in Major Logistics Corridors - Buildings

			Prorata Share of
	Direct Owned		Investment		Total
	Investment	Percentage	Management	Percentage	PLD Investment	Percentage
U.S.
Los Angeles Basin / Inland Empire	$1,920,530		$561,624		$2,482,154	26%
Chicago	984,899		82,862		1,067,761	11%
San Francisco Bay Area / Central Valley	895,581		51,912		947,493	10%
New Jersey / Eastern Pennsylvania	530,003		275,718		805,721	8%
Dallas	527,344		103,710		631,054	7%
Atlanta	293,055		92,003		385,058	4%
Washington DC / Baltimore	184,578		51,341		235,919	3%
Houston	166,937		59,367		226,304	2%
Miami / South Florida	161,317		32,657		193,974	2%

U.S. investment (percentage of total U.S.)	$5,664,244	77%	$1,311,194	59%	$6,975,438	73%

International
London / Midlands - UK	$321,750		$587,390		$909,140	14%
Tokyo - Japan	790,319		-		790,319	12%
Paris / Le Havre - Central France	88,154		347,623		435,777	7%
Osaka - Japan	377,326		-		377,326	6%
Warsaw / Poznan - Central Poland	120,601		203,835		324,436	5%
Wroclaw / Silesia - Southern Poland	146,355		161,356		307,711	5%
Lyon / Marseille - Southern France	92,017		163,455		255,472	4%
Amsterdam / Rotterdam / Antwerp - Benelux	13,883		191,290		205,173	3%
Madrid / Barcelona - Spain	71,994		118,632		190,626	3%
Cologne / Frankfurt - Western Germany	27,177		128,758		155,935	3%
Mexico City - Mexico	131,525		24,000		155,525	3%
Munich / Stuttgart - Southern Germany	78,983		71,781		150,764	2%
Toronto - Canada	48,702		40,370		89,072	1%
Hamburg / Bremen - Northern Germany	9,090		61,485		70,575	1%

International investment (percentage of total international)	$2,317,876	69%	$2,099,975	70%	$4,417,851	69%

Major logistics corridors (percentage of grand total)	$7,982,120	75%	$3,411,169	65%	$11,393,289	72%

Total Industrial Portfolio

			Prorata Share of
	Direct Owned		Investment		Total
	Investment		Management		PLD Investment
Major U.S. corridors	$5,664,244	53%	$1,311,194	25%	$6,975,438	44%
Major international corridors	2,317,876	22%	2,099,975	40%	4,417,851	28%

Subtotal	7,982,120	75%	3,411,169	65%	11,393,289	72%
Other U.S.	1,667,850	15%	920,428	18%	2,588,278	16%
Other international	1,064,829	10%	906,205	17%	1,971,034	12%

Grand total industrial portfolio	$10,714,799	100%	$5,237,802	100%	$15,952,601	100%

Section V - Operating Statistics
Page 5.4

Fourth Quarter 2010
Debt - ProLogis Debt Summary

(dollars in thousands)
Principal Outstanding

	Interest	Due	Outstanding	Outstanding
	Rate(a)	Date	as of 12/31/2010	as of 9/30/10
Euro notes (€101.3 million)	4.375%	Apr-11	$133,260	$136,522
Senior notes	5.500%	Apr-12	58,935	58,935
Senior notes	5.500%	Mar-13	61,443	61,443
Senior notes	7.625%	Aug-14	350,000	350,000
Senior notes	7.810%	Feb-15	59,356	80,000
Senior notes	9.340%	Mar-15	6,299	27,000
Senior notes	5.625%	Nov-15	155,320	387,930
Senior notes	5.750%	Apr-16	197,758	378,531
Senior notes	8.650%	May-16	41,003	45,000
Senior notes	5.625%	Nov-16	182,104	550,000
Senior notes	6.250%	Mar-17	300,000	300,000
Senior notes	7.625%	Jul-17	100,000	100,000
Senior notes	6.625%	May-18	600,000	600,000
Senior notes	7.375%	Oct-19	396,641	600,000
Senior notes	6.875%	Mar-20	561,049	800,000
Debt tranche matured/paid during current quarter			-	190,278
Less: discount			(7,444)	(11,294)

Total senior notes	6.625%		3,195,724	4,654,345

Convertible senior notes (2.25% coupon) (b)	5.390%	Apr-12	592,980	780,980
Convertible senior notes (1.875% coupon) (b)	5.600%	Jan-13	141,635	236,635
Convertible senior notes (2.625% coupon) (b)	5.860%	May-13	386,250	406,250
Convertible senior notes (c)	3.250%	Mar-15	460,000	460,000
Less: discount			(59,297)	(84,590)

Total convertible senior notes	4.901%		1,521,568	1,799,275

Variable rate secured mortgage debt (¥10 billion)	2.740%	Dec-12	118,682	116,911
Fixed rate secured mortgage debt	6.500%	Jul-14	101,750	101,750
Variable rate secured mortgage debt (¥14.0 billion)	1.845%	Dec-14	167,704	168,087
Fixed rate secured mortgage debt (¥3.4 billion)	3.278%	Apr-15	41,815	40,821
Fixed rate secured mortgage debt	5.470%	Aug-15	124,096	124,688
Fixed rate secured mortgage debt	7.250%	Apr-16	174,199	175,124
Fixed rate secured mortgage debt	7.550%	Jul-19	245,500	245,500
Fixed rate secured mortgage debt	7.580%	Apr-24	187,649	188,531
Fixed rate secured mortgage debt	5.321%	various	60,277	64,516
Variable rate secured mortgage debt - TMK	2.014%	various	11,069	3,602
Add: premium, net			16,988	17,765

Total secured mortgage debt	5.673%		1,249,729	1,247,295

Assessment bonds	6.477%	various	18,867	23,805

Global line credit facility	3.532%	Aug-12	520,141	445,312

Weighted average interest rate / total debt outstanding	5.788%		$6,506,029	$8,170,032

Principal Maturities (excluding global line) - as of December 31, 2010

Summarized by year (in millions)

2011	$176
2012	799
2013	656
2014	655
2015	799
2016	563
2017	405
2018	606
2019	648
2020	568
Thereafter	161
Global Line (due 2012)	520
Discount	(67)
Premium	17

Total	$6,506

(a)	Interest rate is based on the stated rate and weighted based on borrowings outstanding as of December 31, 2010, except as noted.

(b)	The interest rates shown represent the effective interest rate (including non-cash amortization). These convertible notes mature in 2037 and 2038. However, the holders of the notes have the right to require us to repurchase their notes for cash on specific dates approximately every five years beginning in 2012 and 2013, and at any time prior to their maturity upon a change in control or, with respect to some of the notes, a termination of trading (each as defined in the notes). We have reflected the maturities in 2012 and 2013 in the schedule of debt maturities based on the cash put date. The holders of the 1.875% notes we issued in November 2007 have the option to convert their notes beginning in November 2012.

(c)	These notes are convertible at any time by holders at an initial conversion rate of 57.8503 shares per $1,000 principal amount of notes, equivalent to an initial conversion price of approximately $17.29 per share, subject to adjustment upon the occurrence of certain events. The holders of the notes have the right to require us to repurchase their notes for cash at any time on, or prior to, the maturity date upon a change in control or a termination of trading (each as defined in the notes).
Section VI - Debt
Page 6.1

Fourth Quarter 2010
Debt - ProLogis Debt and Equity

(dollars and shares in thousands)
Global Line of Credit - as of December 31, 2010

Information related to our Global Line (dollars in millions):
Aggregate lender - commitments (a)	$1,601.5
Less:
Borrowings outstanding	520.1
Outstanding letters of credit	88.2

Current availability	$993.2

Financing Activity (b)

	Three Months Ended		Twelve Months Ended
	December 31, 2010		December 31, 2010
	Principal	Interest Rate (c)	Principal	Interest Rate (c)
Debt issued:
Senior notes:
Due 2017	$-		$300,000	6.250%
Due 2020	-		800,000	6.875%
Convertible senior notes:
Due 2015	-		460,000	3.250%
Secured mortgage debt:
Due 2011	7,165	1.951%	7,165	1.951%
Due 2013	-		90,006	2.132%
Due 2014	-		166,745	1.776%
Due 2015	-		36,727	3.278%

Total debt issued	$7,165		$1,860,643

Debt repaid / repurchased:
Senior notes:
Due 2010	$(190,278)	5.250%	$(190,278)	5.250%
Due 2012	-		(221,853)	5.500%
Due 2013	-		(200,623)	5.500%
Due 2015	(273,955)	6.070%	(286,025)	6.052%
Due 2016	(552,666)	5.688%	(574,135)	5.690%
Due 2019	(203,359)	7.375%	(203,359)	7.375%
Due 2020	(238,951)	6.875%	(238,951)	6.875%
Convertible senior notes:
Due 2012	(188,000)	5.390%	(510,679)	5.390%
Due 2013	(115,000)	5.645%	(634,963)	5.628%
Secured mortgage debt:
Due 2011	(4,159)	7.230%	(4,159)	7.230%
Due 2012	-		(50,050)	4.277%
Due 2013	(3,093)	2.190%	(102,569)	2.341%
Assessment bonds:
Due 2011	(624)	7.008%	(624)	7.008%
Total amortization payments during period	(4,922)		(44,548)

Total debt repaid / repurchased	$(1,775,007)		$(3,262,816)

Global Line activity, net - advances (payments)	$74,829		$(216,450)

Grand total, net activity	$(1,693,013)		$(1,618,623)

Market Capitalization

	Shares or Equivalents	Market Price - as of	Market Value
	Outstanding	December 31, 2010	Equivalents
8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$54.50	$109,000
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$23.00	115,000
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$22.94	114,700

	12,000		338,700

Common Shares	570,076	$14.44	8,231,897
Convertible limited partnership units	760	$14.44	10,974

	570,836		8,242,871

Total equity			8,581,571
Total debt			6,506,029

Total market capitalization			$15,087,600

(a)	In December 2010, we reduced aggregate lender commitments under our Global Line to approximately $1.6 billion, subject to currency fluctuations. See Appendix B for details.

(b)	Excludes changes due to foreign exchange rates, if applicable.

(c)	Interest rate is weighted if multiple tranches due in the same year are combined.
Section VI - Debt
Page 6.2

Fourth Quarter 2010
Debt - Property Fund Debt Summary

(dollars in thousands)
Principal Maturities of Third Party Debt for each Property Fund - as of December 31, 2010

	Wtd. Avg.
	Int. Rate	2011	2012	2013	2014	2015

ProLogis California	7.24%	$-	$-	$-	$137,500	$-
ProLogis North American Properties Fund I	3.75%	2,760	177,240	-	-	-
ProLogis North American Properties Fund XI	6.92%	626	670	413	-	-
ProLogis North American Industrial Fund	5.76%	-	52,000	80,000	-	108,665
ProLogis North American Industrial Fund II	6.21%	10,000	164,000	74,000	526,393	-
ProLogis North American Industrial Fund III	5.73%	120,484	85,696	385,571	146,462	-
ProLogis Mexico Industrial Fund	6.63%	-	-	-	-	-
ProLogis European Properties	5.58%	-	334,456	526,455	1,205,208	-
ProLogis European Properties Fund II	4.92%	-	146,088	276,321	464,723	247,137
ProLogis Korea Fund	6.11%	16,334	32,845	-	-	-

Total		$150,204	$992,995	$1,342,760	$2,480,286	$355,802

						Grand
	2016	2017	2018	2019	Discount	Total

ProLogis California	$52,500	$-	$-	$120,000	$-	$310,000
ProLogis North American Properties Fund I	-	-	-	-	-	180,000
ProLogis North American Properties Fund XI	-	-	-	-	38	1,747
ProLogis North American Industrial Fund	444,000	394,000	165,500	-	-	1,244,165
ProLogis North American Industrial Fund II (a)	136,500	221,000	104,700	-	(6,656)	1,229,937
ProLogis North American Industrial Fund III	-	-	280,000	-	(1,966)	1,016,247
ProLogis Mexico Industrial Fund	-	214,149	-	-	-	214,149
ProLogis European Properties	-	-	-	-	-	2,066,119
ProLogis European Properties Fund II	229,886	-	-	46,546	-	1,410,701
ProLogis Korea Fund	-	-	-	-	-	49,179

Total	$862,886	$829,149	$550,200	$166,546	$(8,584)	$7,722,244

Principal maturities of third party debt for the property funds combined - as of December 31, 2010
Line of credit information for each property fund, as applicable - as of December 31, 2010

		Total	Debt	Remaining
	Maturity	Commitment	Balance	Capacity
ProLogis European Properties (b)	8/9/2013	$65,775	$13,155	$52,620
ProLogis European Properties Fund II (c)	7/30/2013	98,663	-	98,663

		$164,438	$13,155	$151,283

(a)	On January 31, 2010, the property fund extended $189.0 million of debt, originally scheduled to mature in 2017, to 2020 and added $71.8 million of properties as collateral. The interest rate will be 5.00% through 2017, and increase to 5.25% through the end of the loan.

(b)	The ProLogis European Properties credit facility has a limit of €50 million, with the ability to increase to €150 million. This line of credit is denominated in euro and pound sterling. Amount is shown in U.S. dollars using the exchange rate as of December 31, 2010.

(c)	The ProLogis European Properties Fund II credit facility has a limit of €75 million and the ability to increase to €150 million. This line of credit is denominated in euro and pound sterling. Amount is shown in U.S. dollars using the exchange rate as of December 31, 2010.
Section VI - Debt
Page 6.3

Fourth Quarter 2010
Debt - ProLogis Debt Covenant Ratios

 Global Line of Credit

		Actual
	Required	Compliance
Financial Covenant	Compliance	at 12/31/2010

Minimum Net Worth	> $7.6 billion	$8.6 billion
Fixed Charge Coverage Ratio	> 1.50	1.77
Unencumbered Debt Service Coverage Ratio	> 1.50	1.94
Maximum Consolidated Leverage to Total Asset Value	< 60%	48%
Restricted Investment Test Limiting Non-Industrial Investments	< 25%	16%
Maximum Secured Debt to Total Asset Value	< 30%	11%
Certain Property NOI to Certain Specified Debt	> 14%	60%
Senior Notes

	Eighth and Ninth
	Supplemental Indenture
		Actual
	Required	Compliance
Financial Covenant	Compliance	at 12/31/2010
Outstanding Indebtedness to Adjusted Total Assets	< 60%	39%
Fixed Charge Coverage Ratio	> 1.5	2.5
Unencumbered Assets Ratio to Unsecured Debt	> 1.5	2.5
Maximum Secured Debt to Adjusted Total Assets	< 40%	7%
See Definitions in Appendix B.
Section VI - Debt
Page 6.4

Fourth Quarter 2010
Components of Net Asset Value for ProLogis (1)

(in thousands, except for percentages and per square foot)
Direct Owned

		Investment		Inv. Bal.		Annualized
	Sq. Ft.	Balance		per Sq. Ft.	NOI (2)	NOI (2)	Leased Percent
Operating properties:
Core > 75% leased	105,557	$5,953,804		$56	$92,425	$369,700	98.8%
Core < 75% leased	14,228	691,727		49	6,014	24,056	34.5%
Land subject to ground leases and other		66,460			1,700	6,800

Total core and other	119,785	$6,711,991		$55	$100,139	$400,556	91.2%

						Pro Forma
		Investment	Total	TEI	Pro Forma	Annualized
	Sq. Ft.	Balance	Expected Inv.	per Sq. Ft.	NOI (2)	NOI	Leased Percent

Development properties:
Completed development > 75% leased
North America	17,119	$1,002,884	$1,006,060	$59	$15,385	$61,540	98.2%
Europe	13,410	956,133	985,300	73	17,753	71,012	96.7%
Asia	6,022	1,193,804	1,201,075	199	20,361	81,444	95.7%
Completed development < 75% leased
North America	3,192	161,123	161,123	50	2,142	8,568	23.9%
Europe	7,804	520,649	559,385	72	10,224	40,896	23.8%
Asia	1,215	258,672	263,260	217	3,161	12,644	17.9%

Total completed development	48,762	$4,093,265	$4,176,203	$86	$69,026	$276,104	78.7%

Properties under development
Build-to-suit:
North America	472	$7,798	$18,232	$39	$407	$1,628
Europe	1,619	78,852	119,243	74	2,084	8,336
Asia	702	57,204	122,879	175	2,032	8,128

Total build-to-suit	2,793	143,854	260,354	93	4,523	18,092

Inventory
North America	514	28,489	55,112	107	944	3,776
Asia	1,551	194,193	264,618	171	4,493	17,972

Total inventory	2,065	222,682	319,730	155	5,437	21,748

Total properties under development	4,858	$366,536	$580,084	$119	$9,960 (3)	$39,840

		Investment			Actual Fourth
		Balance			Quarter 2010	Full Year

Land		$1,533,611

Development management and other income					$9,027	$17,521

See Page 7.3 for note references
Section VII - Net Asset Value
Page 7.1

Fourth Quarter 2010
Components of Net Asset Value for ProLogis - Continued (1)

(in thousands, except for percentages and per unit)
Investment Management

					ProLogis share	ProLogis share
		Investment		ProLogis share	Annualized	Debt, Net of
		Balance	Sq. Ft.	NOI (4)	NOI	Other Net Assets

ProLogis interest in Funds:
North America		$936,369	146,591	$59,810	$239,240	$(2,000,184)
Asia		$16,716	1,734	$559	$2,236	$(9,251)

		Investment	# of	Value per		Calculated
	Sq. Ft.	Balance	Units	Unit (6)	USD / EUR	Value

ProLogis ownership in Europe Funds (5):
PEPR
Common Equity			63,063	€5.58	1.34	$471,535
Preferred Equity			7,016	€6.35	1.34	59,699

Total investment in PEPR	52,980	$496,946				$531,234

PEPF II	50,824	$439,985	86,684	€5.51	1.34	$640,023

					Actual Fourth
					Quarter 2010	Annualized

Investment management fees					$34,095	$136,380
Investment management expenses					(10,580)	(42,320)

					23,515	94,060

Other Balance Sheet Items

As of
December 31, 2010
Other assets:
Cash and cash equivalents	$37,634
Restricted cash	27,081
Deposits, prepaid assets and other tangible assets (7)	614,997
Accounts receivable	58,979
Notes receivable backed by real estate	302,144
Investments in and advances to other unconsolidated investees	132,159
Assets held for sale, net of liabilities	555,042

Total other assets	$1,728,036

Liabilities and preferred equity:
Debt (8)	$6,506,029
Discount on debt, net	49,753

Total debt	6,555,782

Other liabilities, payables, and accrued expenses	856,534
Preferred shares	350,000

Total liabilities and preferred shares	$7,762,316

Total common shares and convertible limited partnership units outstanding (8)	570,836

See Page 7.3 for note references
Section VII - Net Asset Value
Page 7.2

Fourth Quarter 2010
Notes to Net Asset Value

(1)	The components of Net Asset Value do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform.
(2)	A reconciliation of our rental income and rental expenses, computed under Generally Accepted Accounting Principles (“GAAP”), to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation is as follows:

(in thousands)	Core	Completed	Total
	and Other	Development	ProLogis

Calculation of pro forma NOI:
Rental income	$136,924	$62,671	$199,595
Rental expenses	(36,388)	(18,688)	(55,076)
Net termination fees and adjustments (a)	(397)	(18)	(415)

Adjusted NOI	100,139	43,965	144,104
Less: NOI on contributed properties (b)	-	-	-

NOI for properties owned at December 31, 2010	100,139	43,965	144,104
Add: proforma adjustment (c)	-	25,061	25,061

Pro forma NOI - GAAP	100,139	69,026	169,165
Straight-lined rents and amortization of lease intangibles (d)	(2,818)	(7,209)	(10,027)

Pro forma NOI - CASH	$97,321	$61,817	$159,138

(a)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(b)	The actual NOI for properties that were contributed and not part of discontinued operations during the three-month period is removed.

(c)	This incremental adjustment is necessary to reflect a full period of NOI for core properties acquired during the quarter and for our completed development properties using an estimated stabilized yield.

(d)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.
(3)	Pro forma NOI for our properties under development is based on current total expected investment and an estimated stabilized yield.

(4)	A reconciliation of rental income and rental expenses, computed under GAAP, to pro forma NOI for purposes of the Net Asset Value calculation for the property funds, excluding PEPR and PEPF II, for the three months ended December 31, 2010 is included below.

	ProLogis	N.A.	N.A.	N.A.	N.A.		N.A.	Mexico
(in thousands, except percentages)	California	Properties	Properties	Industrial	Industrial		Industrial	Industrial	Korea
	LLC	Fund I	Fund XI	Fund	Fund II		Fund III	Fund	Fund

ProLogis’ ownership interest as of 12/31/2010	50.0%	41.3%	20.0%	23.1%	37.0	%(a)	20.0%	20.0%	20.0%
Calculation of pro forma NOI:
Rental income	$21,382	$9,613	$3,636	$60,250	$37,621		$26,011	$11,699	$2,930
Rental expenses	(4,150)	(2,069)	(1,005)	(13,869)	(7,297)		(5,677)	(2,227)	(134)
Net termination fees and adjustments (b)	7	-	-	20	(141)		62	(517)	-
Certain fees paid to ProLogis (c)	159	95	52	645	414		310	110	-

Adjusted NOI	17,398	7,639	2,683	47,046	30,597		20,706	9,065	2,796
Less: actual NOI on certain properties (d)	-	-	-	-	-		-	-	-
Add: stabilized NOI on certain properties (e)	-	-	-	-	-		-	-	-

Pro forma NOI - GAAP	17,398	7,639	2,683	47,046	30,597		20,706	9,065	2,796
Straight-lined rents and amort. of lease intangibles (f)	(9)	153	(54)	(1,294)	110		(71)	-	(110)

Pro forma NOI - CASH	$17,389	$7,792	$2,629	$45,752	$30,707		$20,635	$9,065	$2,686

Pro forma NOI - GAAP (ProLogis share)	$8,699	$3,155	$537	$10,868	$30,597		$4,141	$1,813	$559

(a)	Our aggregate ownership interest in the North American funds has been adjusted to reflect 100% of the NOI of North American Industrial Fund II (“NAIF II”), versus our GAAP ownership interest of 37.0%, to account for our preferred interest in NAIF II.

(b)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(c)	These miscellaneous fees are added back as an offset to rental expense because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.

(d)	The NOI for properties that were acquired or disposed of during the three-month period is removed.

(e)	NOI is adjusted to reflect a full period of operations for properties that were acquired during the three-month period.

(f)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.
(5)	PEPR and PEPF II are subject to valuations under International Financial Reporting Standards (IFRS).

(6)	Value per unit for common equity of PEPR is based on PEPR’s restated IFRS net asset value as of September 30, 2010 and preferred equity is based on the closing price of PEPR preferred units on the Euronext Amsterdam stock exchange as of December 31, 2010. PEPR’s closing price of common units on the Euronext Amsterdam stock exchange was €4.81 on December 31, 2010. Value per unit for common equity is based on PEPF II’s estimated IFRS net asset value as of December 31, 2010.
Section VII - Net Asset Value
Page 7.3

Forth Quarter 2010
Notes to Net Asset Value

(7)	These items are reflected in our Consolidated Balance Sheets as components of Other Assets and Investments in Real Estate Assets — Other Real Estate Investments. This includes $112.3 million of rent leveling assets.

(8)	Debt includes $460 million of debt that is convertible by the holders at any time at an initial conversion rate of 57.8503 common shares per $1,000 note outstanding. The potential convertible shares are not included in our total common shares and convertible limited partnership units outstanding at December 31, 2010.
Section VII - Net Asset Value
Page 7.4

Fourth Quarter 2010
Appendix A - Notes to Supplemental Information

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the 2010 presentation. Please also read the Definitions included in Appendix B.
Our direct owned segment represents the direct, long-term ownership of industrial properties. Our investment strategy in this segment focuses primarily on the ownership and leasing of industrial properties in key distribution markets. We consider these properties to be our Core Portfolio. Our intent is to hold and use the Core properties; however, depending on market and other conditions, we may contribute these properties to property funds or sell to third parties. When we contribute or sell properties we have developed, we recognize FFO to the extent the proceeds received exceed our original investment (i.e. prior to depreciation) and present the results as Net Gains on Dispositions. In addition, we have industrial properties that are currently under development and land available for development that are part of this segment as well. As noted below in note 4, we have identified the land we expect to develop and land targeted for disposition. We may develop the land or sell to third parties, depending on market conditions, customer demand and other factors. The investment management segment represents primarily the investment management of unconsolidated property funds and joint ventures and the properties they own.
Notes to Section II - Financial Statements
(1)	During the fourth quarter of 2010, we sold a portfolio of industrial properties and several equity method investments to Blackstone Real Estate Advisors (“Blackstone”) for approximately $1.02 billion resulting in a net gain for US GAAP earnings purposes based on the assets sold of $203.1 million ($66.1 million loss in continuing operations and $269.2 million gain in discontinued operations). The net gain includes current tax expense of $2.5 million ($1.6 million in continuing operations and $0.9 million in discontinued operations). The industrial portfolio included 182 properties with 23 million square feet and the equity method investments included our 20% ownership interest in three property funds (ProLogis North American Properties Fund VI-VIII) and an investment in an unconsolidated joint venture that owns a hotel property. Net proceeds were used to repay debt (as discussed below). We retained a preferred equity interest in Blackstone of approximately $188 million, which is reflected as Notes Receivable Backed by Real Estate in our accompanying Consolidated Balance Sheet at December 31, 2010. Also included in Notes Receivable Backed by Real Estate are receivables from certain unconsolidated investees that were funded under a separate note agreement and not considered our share of a partner loan. We will earn a preferred return at an annual rate of 7 percent for the first three years, 8 percent for the fourth year and 10 percent thereafter until redeemed. Partial or full redemption can occur at any time at Blackstone’s discretion or after the five-year anniversary at our discretion. We are continuing to provide property management services for these properties and the management fees are included as Property Management and Other Fees and Incentives in our Consolidated Statements of Operations and FFO for the three and twelve months ended December 31, 2010.

(2)	On December 21, 2010, we announced we entered into a definitive agreement with affiliates of TPG Capital (TPG) to sell a portfolio of U.S. retail, mixed-use and other non-core assets for approximately $505 million.

The properties, owned directly or through equity interests, to be sold in the transaction include: four shopping centers, two office buildings, 11 mixed-use projects with related land and development agreements, two residential development joint ventures, Los Angeles Union Station and certain ground leases. The transaction is expected to be substantially completed in the first quarter of 2011, subject to customary closing conditions.

We have classified all of the assets and liabilities associated with this transaction as Assets and Liabilities Held for Sale in our accompanying Consolidated Balance Sheet as of December 31, 2010. Based on the carrying values of these assets and liabilities, as compared with the estimated sales proceeds less costs to sell, we recognized an impairment charge of $168.8 million ($91.4 million in continuing operations of which $47.1 million relates to land and is recorded in Impairment of Real Estate Properties, and $44.3 million relates to the joint ventures and other assets and is recorded in Impairment of Goodwill and Other Assets; and $77.4 million is recorded in discontinued operations as it is associated with the operating properties). See note 4 for a summary of items classified as Assets Held for Sale and Discontinued Operations. We still own an office property and some land subject to ground leases and we have reclassified these amounts to Other Real Estate Investments in our Consolidated Balance Sheets for all periods presented.

(3)	During 2010 and 2009, we recorded impairment charges of certain of our real estate properties and other assets as outlined below (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Included in “Impairment of Real Estate Properties”:
Land	$732,321	$135,835	$734,668	$136,996
Operating properties	400	49,579	1,349	172,342
Operating properties and land subject to ground leases (included in discontinued operations)	87,702	-	87,702	-
Other real estate	595	22,254	595	22,254

Total impairment of real estate properties	$821,018	$207,668	$824,314	$331,592

Included in “Impairment of Goodwill and Other Assets”:
Goodwill	$368,451	$-	$368,451	$-
Unconsolidated investees and other assets	44,294	157,076	44,294	163,644

Total impairment of goodwill and other assets	$412,745	$157,076	$412,745	$163,644

Total impairment charges	$1,233,763	$364,744	$1,237,059	$495,236

The impairment charges that we recognized in 2010 and 2009 were primarily due to our change of intent to no longer hold these assets for long-term investment. During the fourth quarter of 2010, we made a strategic decision to more aggressively pursue land sales. As a result this decision, we undertook a complete evaluation of all land positions and divided them between two categories: “land held for development” and “land targeted for disposition”. As a result
Appendix A
Page - 1 -

Fourth Quarter 2010
Appendix A - Notes to Supplemental Information

Notes to Section II - Financial Statements (continued)
of our change in intent, we adjusted the carrying value of the land targeted for disposition to fair value, if the carrying value exceeded fair value, based on valuations and other relevant market data. In addition for certain assets held for sale, which include operating properties, investments in unconsolidated investees and other assets, we adjusted the carrying value of these assets to the estimated sales price less costs to sell. As a result of these changes and in connection with our annual review of goodwill, we recognized an impairment charge of $368.5 million related to the goodwill allocated to our direct owned segments in the North America reporting unit and Europe reporting unit.

(4)	As discussed in note 2 above, all of the assets and liabilities associated with the TPG transaction are held for sale as of December 31, 2010 and, therefore, the impairment charge of $77.4 million relating to the operating properties is included in discontinued operations. In addition, we have nine land parcels and six operating properties that met the criteria as Held for Sale. A summary of the amounts included in Assets Held for Sale as of December 31, 2010 is as follows:

December 31, 2010
Assets held for sale:
Investments in real estate	$487,397
Investments in and advances to unconsolidated investees	62,061
Accounts receivable	7,204
Notes receivable	6,573
Other assets	11,556

Total assets	$574,791

Liabilities related to assets held for sale:
Assessment bonds payable	$3,884
Accounts payable and accrued expenses	877
Other liabilities	14,988

Total liabilities	$19,749

During the year ended December 31, 2010, we disposed of 205 properties aggregating 25.4 million square feet to third parties, 2 of these properties were development properties. During all of 2009, other than our China operations, we disposed of land subject to ground leases and 140 properties aggregating 14.8 million square feet to third parties, 3 of which were development properties.

The operations of the properties held for sale and properties that are disposed of to third parties during a period, including impairment charges discussed above and the aggregate net gains recognized upon their disposition, are presented as discontinued operations in our Consolidated Statements of Operations for all periods presented. The income attributable to these properties was as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Rental income	$28,155	$43,677	$153,861	$218,939
Rental expenses	(6,093)	(11,026)	(39,852)	(60,698)
Depreciation and amortization	(6,126)	(10,928)	(37,092)	(52,604)
Other expenses, net	-	-	-	(576)

Income attributable to disposed properties and assets held for sale	$15,936	$21,723	$76,917	$105,061

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, we include the gains from disposition of land parcels and development properties in the calculation of FFO, including those classified as discontinued operations.

(5)	During the periods noted below, in connection with our announced initiatives to stagger and extend our debt maturities and reduce debt, we repurchased portions of several series of senior and convertible senior notes outstanding with maturities ranging from 2012 to 2020, including a tender offer completed in the fourth quarter of 2010, primarily with proceeds from the issuance of equity (see note 6). In addition, in the first and third quarters of 2010, we repaid certain secured mortgage debt in connection with the sale of two properties in Japan. The repurchase activity is summarized as follows (in thousands):
Appendix A
Page - 2 -

Fourth Quarter 2010
Appendix A - Notes to Supplemental Information

Notes to Section II - Financial Statements (continued)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Convertible Senior Notes (a):
Original principal amount	$303,000	$117,736	$1,145,642	$653,993
Cash purchase price	$300,983	$102,920	$1,092,586	$454,023

Senior Notes:
Original principal amount	$1,268,931	$224,506	$1,724,946	$587,698
Cash purchase price	$1,392,345	$226,754	$1,874,829	$545,618

Secured Mortgage Debt:
Original principal amount	$-	$-	$134,721	$227,017
Cash repayment price	$-	$-	$137,061	$227,017

Total:
Original principal amount	$1,571,931	$342,242	$3,005,309	$1,468,708
Cash purchase / repayment price	$1,693,328	$329,674	$3,104,476	$1,226,658
Gain (loss) on early extinguishment of debt, net (b)	$(153,037)	$(960)	$(201,486)	$172,258

(a)	Although the cash purchase price is less than the principal amount outstanding, the repurchase of these notes resulted in a non-cash loss in 2010 due to the non-cash discount. Therefore, we adjusted for this non-cash loss to arrive at FFO, excluding significant non-cash items.

(b)	Represents the difference between the recorded debt (including unamortized related debt issuance costs, premiums and discounts) and the consideration we paid to retire the debt. Of the loss referred to above, the non-cash loss of $14.7 million and $30.7 million for the three and twelve months ended December 31, 2010, respectively, are adjusted back to arrive at FFO, excluding significant non-cash items.
(6)	On November 1, 2010, we closed on a public offering of 92 million common shares at a price of $12.30 per share and received net proceeds, after underwriters discount, of $1.1 billion. We used the proceeds to repay borrowings under our Global Line, repurchase portions of our senior notes and for general corporate purposes.

(7)	In our Consolidated Statements of Operations, rental income includes the following (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Rental income	$148,125	$137,935	$566,603	$531,816
Rental expense recoveries	41,443	37,786	166,695	156,802
Straight-lined rents	10,027	10,508	38,010	34,030

	$199,595	$186,229	$771,308	$722,648

(8)	On February 9, 2009, we sold our operations in China and our property fund interests in Japan, for total cash consideration of $1.3 billion ($845 million related to China and $500 million related to the Japan investments).

In connection with the sale of our investments in the Japan property funds, we recognized a gain of $180.2 million. The gain is reflected as CDFS Disposition Proceeds in our Consolidated Statements of Operations and FFO, as it represents previously deferred gains on the contribution of development properties to the property funds based on our ownership interest in the property funds at the time of original contribution. We also recognized $20.5 million in current income tax expense related to the Japan portion of the transaction. We continued to manage the Japan properties until July 2009 at which time we earned a termination fee of $16.3 million that is included in Property Management and Other Fees and Incentives in our Consolidated Statements of Operations and FFO.

(9)	During 2009, in response to the difficult economic climate, we initiated general and administrative expense (“G&A”) reductions. These initiatives included a Reduction in Workforce (“RIF”) program and reductions to other expenses through various cost savings measures. Lower gross G&A and less development activity has resulted in lower capitalized G&A. Our G&A included in our Statements of Operations consisted of the following (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Gross G&A expense	$76,404	$80,187	$266,932	$292,408
Reported as rental expense	(4,888)	(4,786)	(19,709)	(19,446)
Reported as investment management expenses	(10,580)	(11,835)	(40,659)	(43,416)
Capitalized amounts	(10,841)	(11,405)	(40,583)	(49,060)

Net G&A	$50,095	$52,161	$165,981	$180,486

Appendix A
Page - 3 -

Fourth Quarter 2010
Appendix A - Notes to Supplemental Information

Notes to Section II - Financial Statements (continued)
(10)	The following table presents the components of interest expense as reflected in our Consolidated Statements of Operations (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Gross interest expense	$102,764	$101,314	$435,289	$382,899
Amortization of discount, net	8,724	16,494	47,136	67,542
Amortization of deferred loan costs (a)	12,375	5,877	32,402	17,069

Interest expense before capitalization	123,863	123,685	514,827	467,510
Capitalized amounts	(11,829)	(16,199)	(53,661)	(94,205)

Net interest expense	$112,034	$107,486	$461,166	$373,305

(a)	In 2010, we amended the Global Line and reduced the size of the aggregate commitments. As a result, we recognized $6.8 million and $7.7 million in interest expense related to the write-off of the associated deferred financing fees, in the three and twelve months ended December 31, 2010, respectively.
Gross interest expense increased in 2010 from 2009 due primarily to increased borrowing rates. The decrease in capitalized amounts in 2010 from 2009 is due to less development activity.

(11)	Included in Net Gains (Losses) on Dispositions of Investments in Real Estate for the three months ended December 31, 2010 is a loss of $64.6 million related to the sale of certain unconsolidated joint ventures in the Blackstone transaction (see Note 1), partially offset by gains of $27.4 million related to additional proceeds from contributions we made to PEPF II in 2009 based on valuations received as of December 31, 2010 and our contribution agreement with the property fund.

(12)	Included in Foreign Currency Exchange Gains (Losses), Net, for the year ended December 31, 2010 and 2009, are net foreign currency exchange gains or losses from the remeasurement of inter-company loans between the U.S. and our consolidated subsidiaries in Japan and Europe due to the fluctuations in the exchange rates of U.S. dollars to the yen, the euro and pound sterling between January 1st and December 31st of the applicable years. We do not include the gains and losses related to inter-company loans in our calculation of FFO.
Notes to Section III - Direct Owned
(1)	Below is a roll forward of our completed development portfolio as it existed at June 30, 2010. The roll forward does not reflect any contributions or sales of buildings, subsequent to June 30, 2010. See page 3.1 for additional information on our current portfolio as of December 31, 2010.

	# of	Square	Leased	Leased
	Bldgs	Feet	Square Feet	Percent

Roll forward of static completed development portfolio:
As of June 30, 2010 - completed development portfolio	163	51,153	36,792	71.92%
Changes during the third quarter:
Net leasing activity			1,121	2.17%
Changes to square footage		18

As of September 30, 2010 - static June 30 completed development portfolio	163	51,171	37,913	74.09%

Changes during the fourth quarter:
Net leasing activity			2,883	5.61%
Changes to square footage		13

As of December 31, 2010 - static June 30 completed development portfolio	163	51,184	40,796	79.70%

Notes to Section IV - Investment Management
(1)	As of December 31, 2010, the North American funds include seven property funds. During the fourth quarter of 2010, we sold our investments in ProLogis North American Properties Fund VI-VIII. As of January 1, 2010, due to indications that we may not recover our investment in ProLogis North American Properties Fund IX and X, we have excluded these funds from the Supplemental Package. We contributed one property to ProLogis North American Industrial Fund during the first quarter of 2010.

(2)	The European funds include PEPR and PEPF II. PEPF II purchased two properties from third parties during the fourth quarter of 2010. We contributed five completed development properties in the third quarter of 2010 and one completed development property and 41 acres of land to PEPF II during the second quarter of 2010.

(3)	Represents the ProLogis Korea Fund.
Appendix A
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Fourth Quarter 2010
Appendix A - Notes to Supplemental Information

Notes to Section II - Financial Statements (continued)
(4)	In 2010, certain property funds in North America and Europe had interest rate swap contracts that were designated as cash flow hedges to mitigate the volatility in interest rates that no longer met the requirements for hedge accounting. The changes in the fair value of these contracts were recorded through earnings. When these interest rate swap contracts were settled, the realized gain or loss was recorded in realized loss on derivative contracts and included in our calculation of FFO. During 2010, PEPF II and ProLogis North American Industrial Fund II (“NAIF II) settled their outstanding contracts. Our share of realized losses related to these contracts for the three and twelve months ended December 31, 2010 were $11.7 million and $17.7 million, respectively. In addition, during the fourth quarter of 2010, NAIF II settled an outstanding interest rate swap contract prior to the maturity date. This resulted in a reversal of the accumulated other comprehensive income into realized loss on derivative contracts and is included in our calculation of FFO. Our share of realized losses related to this contract was $7.1 million for the three and twelve months ended December 31, 2010.

(5)	During the three and twelve months ended December 31, 2010, certain funds recorded impairment charges on industrial properties they expected to sell based on their change in intent.

(6)	Included in our share of the property fund’s net earnings are items that are necessary to adjust for differences between our investment and the property fund’s basis in certain items, primarily arising due to deferred gains and fees that were not recognized when earned by us due to our ownership interest in the property fund. In our Consolidated Statements of FFO, deferred gains and fees are only recognized when the underlying property is sold to a third party by the property fund and are reflected as Net Gains on Dispositions of Real Estate Properties.

(7)	Represents interest income earned from notes receivables we have from the property funds, along with dividend income earned from our investment in PEPR’s preferred units.

(8)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, construction, development, financing and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing, construction, development and financing fees). We defer an amount of these types of fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing depreciation or interest expense (related to the capitalized fees) when we recognize our share of the earnings or losses of the property fund under the equity method - see note (6).

In addition, in 2010, we are developing a building for PEPF II for which we earn fees. We record these fees in Development Management and Other Income in our Consolidated Statements of Operations and FFO.

(9)	Includes only those fees earned from the property funds included here in which we have ownership interests that are accounted for by the equity method. In addition, we earn fees from the management of properties owned by certain joint ventures and third parties.
Appendix A
Page -5-

Fourth Quarter 2010
Appendix B - Definitions

Core - Completed Development Portfolio – Includes industrial operating properties we developed.
Core EBITDA, as adjusted – We use core adjusted earnings before interest, income taxes, depreciation and amortization, impairment charges, gains or losses from the disposition of investments in real estate, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), and other non-cash charges (such as stock based compensation amortization, unrealized gains or losses on foreign currency and derivative activity), including our share of these items (other than interest and current income taxes) from unconsolidated investees or (“core EBITDA, as adjusted”), to measure both our operating performance and liquidity.
We consider Core EBITDA, as adjusted to provide investors relevant and useful information because it permits investors to view income from operations on an unleveraged basis before the effects of income tax, non-cash depreciation and amortization expense and other items (including stock-based compensation amortization and certain unrealized gains and losses), gains or losses from the disposition of investments in real estate, and other significant non-cash items. By excluding interest expense, adjusted EBITDA allows investors to measure the our operating performance independent of our capital structure and indebtedness and, therefore, allows for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries. The impairment charges were principally a result of the our changed intent with respect to the holding period of certain of our real estate properties and decreases in fair value due to increases in capitalization rates and deterioration in market conditions that adversely impacted values. Gains and losses on the early extinguishment of debt and derivatives contracts generally included the costs of repurchasing debt securities. Although difficult to predict, these items may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate and financial markets. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on each company’s results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure our performance and the value of our long-term investment decisions and strategies.

As a liquidity measure, the companies believe that Core EBITDA, as adjusted helps investors to analyze our ability to meet interest payment obligations and to make quarterly preferred share dividends and unit distributions. We believe that investors should consider Core EBITDA, as adjusted, in conjunction with net income (the primary measure of our performance) and the other required Generally Accepted Accounting Principles (“GAAP”) measures of our performance and liquidity, to improve their understanding of our operating results and liquidity, and to make more meaningful comparisons of our performance against other companies. By using Core EBITDA, as adjusted, an investor is assessing the earnings generated by our operations, but not taking into account the eliminated expenses or gains incurred in connection with such operations. As a result, adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with our required GAAP presentations. Core EBITDA, as adjusted does not reflect our historical cash expenditures or future cash requirements for working capital, capital expenditures distribution requirements or contractual commitments. Core EBITDA, as adjusted also does not reflect the cash required to make interest and principal payments on our outstanding debt.

While Core EBITDA, as adjusted is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, our computation of Core EBITDA, as adjusted may not be comparable to EBITDA reported by other companies. We compensate for the limitations of Core EBITDA, as adjusted by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of Core EBITDA, as adjusted and a reconciliation of Core EBITDA, as adjusted to consolidated net earnings (loss), a U.S. GAAP measurement.
Core Portfolio – Includes all industrial operating properties that we own directly, excluding the completed development portfolio.
Debt Covenants –
Credit Facility – On June 30, 2010, we amended our facility (the “Global Line”) to reduce the size of the aggregate commitments to $2.25 billion (subject to currency fluctuations), by eliminating the Korean won and Canadian dollar tranches and reducing the Euro and Yen tranches. In addition to reducing the commitments, among other amended items, we eliminated the borrowing base covenant and replaced it with a debt yield covenant that requires us to maintain a ratio of net operating income from certain unencumbered properties to certain specified debt, as of the last day of each fiscal quarter. In December 2010, we further reduced the size of our aggregate commitments to $1.6 billion by reducing the U.S., Euro and Yen tranches.

We may draw funds from a syndicate of banks in U.S. dollars, euros, Japanese yen, British pound sterling and Canadian dollars under the U.S. tranche. Based on our public debt ratings and a pricing grid, interest on the borrowings under the Global Line accrues at a variable rate based upon the interbank offered rate in each respective jurisdiction in which the borrowings are outstanding (3.53% per annum at December 31, 2010 based on a weighted average using local currency rates). The facility matures on August 12, 2012.

The covenants are calculated based on the definitions as defined within the Global Line agreement and may be different than similar terms in our Consolidated Financial Statements as provided in our Forms 10-K and 10-Q or with the covenants under the Indenture for our Senior Notes below. As of December 31, 2010, we were in compliance with all of our covenants under this agreement.

Senior Notes – We have approximately $4.6 billion of senior notes outstanding as of December 31, 2010, that have been issued under the 1995 indenture (“Original Indenture”) or supplemental indentures. We refer to the Original Indenture, as amended by supplemental indentures, collectively as the “Indenture”. All senior notes, other than the convertible senior notes, issued under the Indenture are subject to one consistent set of financial covenants, defined terms and thresholds for certain events of default.

The covenants are calculated based on the definitions as defined within the Indenture and may be different than similar terms in our Consolidated Financial Statements as provided in our Forms 10-K and 10-Q or with the covenants under our Global Line above. As of December 31, 2010, we were in compliance with all applicable covenants.
FFO, FFO including significant non-cash items, FFO excluding significant non-cash items (collectively referred to as “FFO”) – FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although National Association of Real Estate Investment Trusts (“NAREIT”) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business.
Appendix B
Page - 1 -

Fourth Quarter 2010
Appendix B - Definitions

FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.

NAREIT’s FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
(i)	historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(ii)	REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assists in comparing those operating results between periods. We include the gains and losses from dispositions of land, development properties and properties acquired in our CDFS business segment, as well as our proportionate share of the gains and losses from dispositions recognized by the property funds, in our definition of FFO.
Our FFO Measures

At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe shareholders, potential investors and financial analysts who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO. Our FFO measures are used by management in analyzing our business and the performance of our properties and we believe that it is important that shareholders, potential investors and financial analysts understand the measures management uses.

We use our FFO measures as supplemental financial measures of operating performance. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

FFO, including significant non-cash items

To arrive at FFO, including significant non-cash items, we adjust the NAREIT defined FFO measure to exclude:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii)	certain foreign currency exchange gains and losses resulting from certain debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iv)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(v)	mark-to-market adjustments associated with derivative financial instruments utilized to manage foreign currency and interest rate risks.
We calculate FFO, including significant non-cash items for our unconsolidated investees on the same basis as we calculate our FFO, including significant non-cash items.

We use this FFO measure, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties. The long-term performance of our properties is principally driven by rental income. While not infrequent or unusual, these additional items we exclude in calculating FFO, including significant non-cash items, are subject to significant fluctuations from period to period that cause both positive and negative short-term effects on our results of operations, in inconsistent and unpredictable directions that are not relevant to our long-term outlook.

We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

FFO, excluding significant non-cash items

When we began to experience the effects of the global economic crises in the fourth quarter of 2008, we decided that FFO, including significant non-cash items, did not provide all of the information we needed to evaluate our business in this environment. As a result, we developed FFO, excluding significant non-cash items to provide additional information that allows us to better evaluate our operating performance in this unprecedented economic time.

To arrive at FFO, excluding significant non-cash items, we adjust FFO, including significant non-cash items, to exclude the following items that we recognized directly or our share recognized by our unconsolidated investees:
Appendix B
Page - 2 -

Fourth Quarter 2010
Appendix B - Definitions

Non-recurring items
(i)	impairment charges related to the sale of our China operations;

(ii)	impairment charges of goodwill; and

(iii)	our share of the losses recognized by PEPR on the sale of its investment in PEPF II.
Recurring items
(i)	impairment charges of completed development properties that we contributed or expect to contribute to a property fund;

(ii)	impairment charges of land or other real estate properties that we sold or expect to sell;

(iii)	impairment charges of other non-real estate assets, including equity investments;

(iv)	our share of impairment charges of real estate that is sold or expected to be sold by an unconsolidated investee; and

(v)	gains or losses from the early extinguishment of debt.
We believe that these items, both recurring and non-recurring, are driven by factors relating to the fundamental disruption in the global financial and real estate markets, rather than factors specific to the company or the performance of our properties or investments.

The impairment charges of real estate properties that we have recognized were primarily based on valuations of real estate, which had declined due to market conditions, that we no longer expected to hold for long-term investment. In order to generate liquidity, we decided to sell our China operations in the fourth quarter of 2008 at a loss and, therefore, we recognized an impairment charge. Also, to generate liquidity, we have contributed or intend to contribute certain completed properties to property funds and sold or intend to sell certain land parcels or properties to third parties. To the extent these properties are expected to be sold at a loss, we record an impairment charge when the loss is known. The impairment charges related to goodwill and other assets that we have recognized were similarly caused by the decline in the real estate markets.

Certain of our unconsolidated investees have recognized and may continue to recognize similar impairment charges of real estate that they expect to sell, which impacts our equity in earnings of such investees.

In connection with our announced initiatives to reduce debt and extend debt maturities, we have purchased portions of our debt securities. As a result, we recognized net gains or losses on the early extinguishment of certain debt. Certain of our unconsolidated investees have recognized or may recognize similar gains or losses, which impacts our equity in earnings of such investees.

During this turbulent time, we have recognized certain of these recurring charges and gains over several quarters since the fourth quarter of 2008 and we believe it is reasonably likely that we may recognize similar charges and gains in the near future. As we continue to focus on generating liquidity, we believe it is likely that we may recognize additional impairment charges of assets that we or our unconsolidated investees will sell in the near future. We believe that as the economy stabilizes, our liquidity needs change and the remaining capital available to the existing unconsolidated property funds to acquire our completed development properties expires (existing capital commitments expired in August of 2010), the potential for impairment charges on real estate properties will diminish to an immaterial amount. As we continue to monetize our land bank through development or dispositions, we may dispose of this land at a gain or loss. We may also dispose of other non-strategic assets at a gain or loss. However, we do not expect that we will adjust our FFO measure for these gains or losses after 2010.

We analyze our operating performance primarily by the rental income of our real estate, net of operating, administrative and financing expenses, which is not directly impacted by short-term fluctuations in the market value of our real estate or debt securities. As a result, although these significant non-cash items have had a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long-term.

As described above, we began using FFO, excluding significant non-cash items, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties we own. As noted above, we believe the long-term performance of our properties is principally driven by rental income. We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

As the impact of these recurring items dissipates, we expect that the usefulness of FFO, excluding significant non-cash items will similarly dissipate and we will go back to using only FFO, including significant non-cash items.

Limitations on Use of our FFO Measures

While we believe our defined FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly they are two of many measures we use when analyzing our business. Some of these limitations are:
•	The current income tax expenses that are excluded from our defined FFO measures represent the taxes that are payable.

•	Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.

•	Gains or losses from property dispositions represent changes in the value of the disposed properties. By excluding these gains and losses, FFO does not capture realized changes in the value of disposed properties arising from changes in market conditions.
Appendix B
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Fourth Quarter 2010
Appendix B - Definitions

•	The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.

•	The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

•	The non-cash impairment charges that we exclude from our FFO, excluding significant non-cash items, have been or may be realized as a loss in the future upon the ultimate disposition of the related real estate properties or other assets through the form of lower cash proceeds.

•	The gains on extinguishment of debt that we exclude from our FFO, excluding significant non-cash items, provides a benefit to us as we are settling our debt at less than our future obligation.
We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. To assist investors in compensating for these limitations, we reconcile our defined FFO measures to our net earnings computed under GAAP. This information should be read with our complete financial statements prepared under GAAP and the rest of the disclosures we file with the SEC to fully understand our FFO measures and the limitations on its use.
Net Asset Value – We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be performed using various methods. Therefore, in this Supplemental Report, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Operating Segments:
Direct Owned Segment – represents the direct long-term ownership of industrial properties, including development of properties.

Investment Management Segment – represents the investment management of unconsolidated property funds and joint ventures and the properties they own.
Same Store – We evaluate the operating performance of the operating properties we own and manage using a “same store” analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include properties owned by us, and properties owned by the industrial property funds and joint ventures that are managed by us (referred to as “unconsolidated investees”), in our same store analysis. We have defined the same store portfolio, for the quarter ended December 31, 2010, as those operating properties that were in operation at October 1, 2009 and have been in operation throughout the full periods in both 2010 and 2009. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and net operating income in the same store portfolio are generally the same as for the total portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods, to derive the same store results.
Same store rental income – includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by the customer’s rent leveling asset that was previously recognized. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

Same store rental expense – represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).

Same store average leasing – represents the change in the average leased percentage for all periods presented.

Same store rental rate growth – represents the change in effective rental rates, on new leases signed during the period, as compared with the previous effective rental rates in that same space.
Turnover costs – Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.
Appendix B
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